PROXY                                                                      PROXY


                           GENERAL COMMUNICATION, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

              FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

                                  June 8, 2000


         The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated May 4, 2000 and holding Class A common stock, Class B common stock, or Series B convertible, redeemable, accreting preferred stock of General Communication, Inc. ("Company") of record determined as of April 12, 2000, hereby appoints Ronald A. Duncan, on behalf of the board of directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend that annual meeting of shareholders, to be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Thursday, June 8, 2000 and any adjournment or adjournments of that meeting. The undersigned further directs those holders of this Proxy to vote at that annual meeting, as specified in this Proxy, all of the shares of stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present, as follows:

     1. To elect three directors, each for three-year terms, as part of Class II of the ten-member classified board of directors and to elect one director to complete the remaining two years of the three-year term in Class I of that board, as identified in this Proxy:

          | | FOR all nominees listed                 | | WITHHOLD AUTHORITY to
              below (except as marked                     vote for all nominees
              to the contrary)                            listed below

                         (a) Class I:  Paul S. Lattanzio

                         (b) Class II: Ronald A. Duncan
                                       Stephen R. Mooney
                                       Larry E. Romrell


INSTRUCTIONS:

         To withhold authority under this Proxy to vote for one or more individual nominees, draw a line through the name of the nominee for which you wish authority to be withheld.

         Should the undersigned choose to mark this Proxy as withholding authority to vote for one or more nominees as listed above, this Proxy will, nevertheless, be used for purposes of establishing a quorum at the annual meeting of shareholders.

     2. To approve amendments to the Company's Restated Articles of Incorporation generally relating to the terms under which the Company's board of directors may approve issuance of Company preferred stock; and to ratify and otherwise approve action by the board amending those articles through repealing and otherwise deleting a statement of stock designation as issued and filed with the State of Alaska, relating to a 1991 issuance of preferred stock which is no longer outstanding:

          | | FOR                      | | AGAINST                   | | ABSTAIN

     3. To approve and otherwise ratify several amendments to the Company's Revised 1986 Stock Option Plan, including increasing the number of shares of the Company's common stock authorized and allocated to the plan by 1.5 million shares of Class A common stock:

          | | FOR                      | | AGAINST                   | | ABSTAIN

     4. To transact in the proxyholder's discretion such other business as may come before that annual meeting of shareholders, including the approval (but not the ratification) of the minutes of the June 10, 1999 annual meeting of shareholders of the Company and other matters as described in the Proxy Statement. As of the record date, the Board was unaware of any other business to be brought at the meeting other than the approval of those minutes.

         The undersigned hereby ratifies and confirms all that the proxyholder or the holder's substitute lawfully does or causes to be done by virtue of this Proxy and hereby revokes any and all proxies given prior to this Proxy by the undersigned to vote at the annual meeting of shareholders or any adjournments of the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying that notice.


DATED:
                                           Signature of Shareholder
                                           Print Name:



                                           Signature of Shareholder
                                           Print Name:

         Please date this Proxy, sign it above as your name appears printed elsewhere on this Proxy, and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation or other entity, please give that title.

         The board recommends a vote "for" proposal nos. (1), (2) and (3). This Proxy, when properly executed, will be voted as directed. If no direction is made, it will be voted "for" proposal nos. (1), (2) and (3). If any other business is properly presented at the annual meeting, this Proxy will be voted in accordance with the best judgment and discretion of the proxyholder.

                           GENERAL COMMUNICATION, INC.
                         2550 Denali Street, Suite 1000
                             Anchorage, Alaska 99503
                                 (907) 265-5600


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 8, 2000


         This Proxy Statement is submitted with the Notice of Annual Meeting of Shareholders of General Communication, Inc. ("Company") where the annual meeting ("Annual Meeting") is to be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Thursday, June 8, 2000.

         This Proxy Statement, the Letter to Shareholders, Notice of Annual Meeting, and the accompanying Proxy are first being sent or delivered to shareholders of the Company on or about May 4, 2000. A copy of the Company's Annual Report, in the form of the Company's Form 10-K (as amended by Form 10-K/A) for the year ended December 31, 1999, accompanies this Proxy Statement. See, "Annual Report."


         DATED:  May 4, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
COMPANY ANNUAL MEETING........................................................3

MANAGEMENT OF COMPANY........................................................25

CERTAIN TRANSACTIONS.........................................................47

OWNERSHIP OF COMPANY.........................................................59

LITIGATION AND REGULATORY MATTERS............................................66

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS.............................66

ANNUAL REPORT................................................................66

FUTURE SHAREHOLDER PROPOSALS.................................................67


                                                                 Proxy Statement

                             COMPANY ANNUAL MEETING


Voting Procedure

         Overview. This Proxy Statement is furnished in connection with the solicitation by the Company's board of directors ("Board") of proxies from the holders of the Company's outstanding Class A and Class B common stock and outstanding Series B convertible, redeemable, accreting preferred stock for use at the Annual Meeting. The Proxy Statement, Letter to Shareholders, Notice of Annual Meeting and accompanying Board proxy ("Proxy") are first being sent or delivered to shareholders of the Company on or about May 4, 2000. A copy of the Company's Annual Report, in the form of the Company's Form 10-K (as amended by Form 10-K/A) for the year ended December 31, 1999, accompanies this Proxy Statement. See, "Annual Report."

         Time and Place. The Annual Meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6 p.m. (Alaska Daylight Time) on Thursday, June 8, 2000. A reception for shareholders will commence at 5 p.m. at that location.

         Purpose. As indicated in the Notice of Annual Meeting, the following matters will be considered and voted upon at the Annual Meeting:

         - Electing three directors in Class II of the classified Board for three-year terms and electing one director to complete the remaining two years of the three-year term in Class I of the board

         - Approving certain amendments ("Article Amendments") to the Company's Restated Articles of Incorporation ("Articles") and ratifying and otherwise approving action of the Board amending the Articles through repealing and otherwise deleting a statement of stock designation as filed with the State of Alaska relating to a 1991 issuance of preferred stock no longer outstanding ("1991 Designation")

         - Approving and otherwise ratifying certain amendments ("Plan Amendments") to the Company's Restated 1986 Stock Option Plan ("Stock Option Plan")

         - Transacting such other business as may properly come before the meeting and any adjournment or adjournments of it

                                                                 Proxy Statement

         Outstanding Voting Securities. Only holders of Class A and Class B common stock and Series B preferred stock as of the record date for the Annual Meeting ("Shareholders") will be entitled to notice of, and to vote at, the Annual Meeting. The Board has chosen the close of business on April 12, 2000 as the record date for the Annual Meeting ("Record Date"). As of the Record Date and under the Articles, the outstanding stock of the Company was divided into three categories:

         - Class A common stock, for which the holder of a share is entitled to one vote

         - Class B common stock, for which the holder of a share is entitled to ten votes

         - Series B preferred stock, for which the holder has limited voting rights

         On the Record Date, there were 47,101,955 shares of Class A common stock and 3,908,149 shares of Class B common stock outstanding and entitled to be voted at the Annual Meeting. In addition, there were, as of that date, 20,000 shares of Series B preferred stock outstanding. Under the terms of issuance of the shares of Series B preferred stock in April 1999, the shares are entitled, with limited exception, to a number of votes at the meeting equal to the largest number of full shares of Class A common stock into which the Series B preferred stock may be converted. As of the Record Date, that number of equivalent shares of Class A common stock (excluding equivalent shares of Class A common stock representing dividends paid in Series B preferred stock accrued through that date) was 3,603,603 shares.

         Voting Rights, Votes Required for Approval. At the Annual Meeting, a simple majority of the issued and outstanding Company common stock and preferred stock entitled to be voted as of the Record Date will constitute a quorum. As an example, since there were a total of 47,101,955 shares of Class A common stock, 3,908,149 shares of Class B common stock and 20,000 shares of Series B preferred stock issued and outstanding and entitled to be voted as of the Record Date, a quorum would be established by the presence of Shareholders, directly or by proxy, holding at least 2,208,432 shares of Class A common stock, all 3,908,149 shares of Class B common stock, and all 20,000 shares of Series B Preferred Stock. See "Certain Transactions: Series B Preferred Stock."

         Because of the ten-for-one voting power of the Class B common stock, shares of that stock have a substantial impact on the voting power for purposes of taking votes on matters addressed at the Annual Meeting. The total number of votes to which Class A common stock (including the issued and outstanding Series B preferred stock on an as-


                                                                 Proxy Statement
converted basis) and Class B common stock were entitled as of the Record Date were 50,705,558 and 39,081,490, respectively.

         Adoption of the Annual Meeting agenda items pertaining to electing directors and amending the Stock Option Plan each will require an affirmative vote by the holders of at least a simple majority of the voting power of the issued and outstanding Class A common stock (including the issued and outstanding Series B preferred stock on an as-converted basis) and Class B common stock entitled to vote as of the Record Date. Under the Articles, voting on each of these items must be by the Class A and Class B common stock and the Series B preferred stock voting as a group. The Articles limit the aggregate voting rights allowed to holders of preferred stock of the Company, unless otherwise provided by law, to no more than 5% of the aggregate voting rights of all Class A and Class B common stock issued and outstanding at the time. As of the Record Date, this limitation was 4,309,172 votes for the entire number of shares of Series B preferred stock, issued and outstanding, as the only outstanding preferred stock of the Company. This limitation applies to voting on the election of directors and other business to come before the Annual Meeting as previously described.

         Adoption of the Article Amendments as set forth in the agenda for the Annual Meeting will require an affirmative vote of the holders of at least a simple majority of the voting power of the issued and outstanding Class A and Class B common stock and the Series B preferred stock, voting as a group. In addition, adoption of the Article Amendments will require a separate affirmative vote by class or series of the holders of at least a simple majority of the voting power of that issued and outstanding Class A common stock, Class B common stock and Series B preferred stock. In this instance, the previously described 5% limitation on voting power of the holders of Series B preferred stock does not apply.

         Under the terms of issuance of the Series B preferred stock, written consent of the holders of at least 80% of the shares outstanding of that stock is required to amend the Articles. The Company will seek that consent prior to holding the Annual Meeting.

         The Articles expressly provide for non-cumulative voting in the election of directors.

         As of the Record Date, the number and percentage of outstanding shares entitled to vote held by directors and executive officers of the Company and their affiliates were 3,692,900 shares of Class A common stock (not including the issued and outstanding Series B preferred stock on an as-converted basis), constituting approximately 7.6% of the outstanding stock in that class, 1,502,248 shares of Company Class B common stock, constituting approximately 38.4% of the outstanding stock in that class, and all 20,000 shares of the outstanding Series B preferred stock.

                                                                 Proxy Statement

         As of the Record Date, 9,498,608 shares of Company Class A common stock, constituting approximately 20.0% of the outstanding stock in that class, and 2,030,591 shares of Company Class B common stock, constituting approximately 52.0% of the outstanding stock in that class, were subject to a voting agreement ("Voting Agreement"). Also as of the Record Date, the voting power of the common stock of the Company subject to the Voting Agreement was approximately 34.6% of the effective voting power of the combined outstanding Class A and Class B common stock of the Company. As of the Record Date, when combined, the voting power held by management of the Company and the parties to the Voting Agreement constituted approximately 48.9% of the outstanding voting power of Class A and Class B common stock and Series B preferred stock of the Company. See, "Management of Company: Voting Agreement."

         Messrs. Duncan and Mooney are Board nominees recommended by the parties to the Voting Agreement in accordance with the terms of that agreement. In particular, Mr. Mooney is recommended at the request of MCI Telecommunications Corporation ("MCI"), an affiliate of MCI WorldCom, Inc. (together with its subsidiaries, "MCI WorldCom"). Mr. Duncan, as a party to the Voting Agreement, has recommended himself as a Board nominee. See, "Management of Company: Voting Agreement."

         Mr. Lattanzio, management's nominee for the Class I position on the Board, is proposed by the Board at the request of the holders of Company Series B preferred stock to fill the vacancy caused by the resignation of Christopher Shipman just prior to the Record Date in April 2000. The holders of Company Series B preferred stock had requested the Board to appoint Mr. Shipman as a director in April 1999 pursuant to the terms of the Preferred Stock Offering. The Board did appoint Mr. Shipman, and he did serve as a director of the Company until his resignation for personal reasons unrelated to the Company. Management has included Mr. Lattanzio in its proposed slate for the Board pursuant to the terms of the Preferred Stock Offering. See, "Certain Transactions: Series B Preferred Stock."

         In past annual meetings, the parties to the Voting Agreement have voted for management's slate of nominees for the Board. Management has no reason to believe the parties to the present Voting Agreement will not vote for management's slate of nominees for the Board as identified in this Proxy Statement. See, "Management of Company: Voting Agreement"; "Ownership of
Company: Principal Shareholders" and "-- Changes in Control--Voting Agreement."

         Proxies. The accompanying form of Proxy is being solicited on behalf of the Board for use at the Annual Meeting.


                                                                 Proxy Statement

         Subject to the conditions described in this section, the shares represented by each Proxy executed in the accompanying form of Proxy will be voted at the Annual Meeting in accordance with the instructions in that Proxy. The Proxy will be voted for management's nominees for directors as a classified board and as otherwise specified in the Proxy, unless a contrary choice is specified.

         The form Proxy also gives discretionary authority to the holder on other matters. See, within this section, "--Other Business."

         All votes cast by Shareholders, directly or by Proxy completed and executed in accordance with the instructions on the Proxy, will be counted at the Annual Meeting. A Proxy having one or more clearly marked abstentions on one or more of the proposals to be addressed at the Annual Meeting will be honored as an abstention. However, such a Proxy will be counted for purposes of establishing a quorum at the Annual Meeting. A Proxy having no indication of a vote on one or more of the proposals to be addressed at the Annual Meeting will be voted "for" the corresponding proposals.

         A Proxy executed in the form enclosed may be revoked by the Shareholder signing the Proxy at any time before the authority granted under the Proxy is exercised by giving written notice to the Secretary of the Board, whose address is as follows: General Communication, Inc., 2550 Denali Street, Suite 1000, Anchorage, Alaska, ATTN: Corporate Secretary. The notice may also be delivered to the Secretary prior to a vote using the Proxy at the Annual Meeting. Thereafter the Shareholder signing the Proxy may vote in person or by other proxy as provided by the revised Bylaws of the Company in effect as of the Record Date ("Bylaws"). The Shareholder signing the Proxy may also revoke that proxy by a duly executed proxy bearing a later date.

         The expenses of the Proxy solicitation made by the Board for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy, Proxy Statement, and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of these proxy materials, solicitation may be made in person or by telephone, telecopy, telegraph, or electronic mail by officers, directors, or regular employees of the Company, none of whom will receive additional compensation for that effort.

                                                                 Proxy Statement

Director Elections

         Overview. The Board is composed of ten directors classified into the following three classes with the number of members as indicated: Class I (four members), Class II (three members), and Class III (three members).

         At the Annual Meeting, three individuals will be elected to positions in Class II of the Board for three-year terms, and one individual will be elected to a position in Class I of the Board to complete the remaining two years of the three-year term in that class. The individuals so elected will serve subject to the provisions of the Bylaws and until the election and qualification of their respective successors.

         Management believes that its proposed nominees for election as directors are willing to serve as such. It is intended that the proxyholders named in the accompanying form of Proxy or their substitutes will vote for the election of these nominees unless specifically instructed to the contrary. However, if any nominee at the time of the election is unable or unwilling or is otherwise unavailable for election and as a consequence, other nominees are designated, the proxyholders named in the Proxy or their substitutes will have discretion and authority to vote or refrain from voting in accordance with their judgment with respect to other nominees.

         Recommendation of Board. Management and the Board recommend to the Shareholders a vote "FOR" the slate of four individuals as directors in the positions up for election at the Annual Meeting, i.e., a vote for item number 1 of the Proxy. This slate of individuals and the respective classes on the Board for which they are nominated are as follows:

         -    Paul S. Lattanzio (Class I)

         -    Ronald A. Duncan (Class II)

         -    Stephen R. Mooney (Class II)

         -    Larry E. Romrell (Class II)

Background and other information on each of the nominees is provided elsewhere in this Proxy Statement. See, "Management of Company."

                                                                 Proxy Statement

Article Amendments, Repeal of 1991 Designation

         Article Amendments. The Article Amendments are proposed amendments to the Company's Restated Articles of Incorporation and center on Article IV. That article relates to the capital stock of the Company. Specifically, the amendments revise Article IV, Section (c), dealing with authority of the Board to establish the terms of issuance of preferred stock. The amendments also repeal Article IV, Section (e), dealing with a limitation on that authority. With these amendments, the Board will be given extended authority to fashion the terms of an issuance of a series of preferred stock.

         Management proposed the adoption of a portion of the Article Amendments (revising Article IV, Section (c)) at the 1999 annual meeting of shareholders of the Company. The proposal received an affirmative vote in excess of a simple majority of the votes cast for Class A common stock, and separately for Class B common stock, and for Classes A and B common stock voting as a group. In addition, the proposal received an affirmative vote of more than a simple majority of the outstanding Class B common stock. While a simple majority of the Class A common stock represented at the meeting was voted in favor of the proposal, not enough of the Class A common stock was voted such that more than a simple majority of the outstanding Class A common stock was voted in favor of the proposal, as required. Management believes that adoption of the Article Amendments is in the best interest of the Company and is again placing the matter before the Shareholders for adoption.

         Under Article IV, the Company is authorized to issue, in addition to Class A and Class B common stock, up to one million shares of preferred stock. The terms and conditions under which the Company preferred stock may be issued are set forth in Article IV of the Articles. Those terms and conditions do not expressly include an exclusive right to elect additional directors to the Board, except when the Company is in non-compliance with specific terms in the issuance of the Company preferred stock. Furthermore, Article IV limits the voting power of Company preferred stock to no more than 5% of the voting power of the outstanding common stock of the Company.

         Article IV, Section (c) includes a general authorization in the Board to issue Company preferred stock, subject to rights, preferences and limitations of the shares of each series as the Board may establish. The subsection also includes a list of specific terms to which this authority extends. The Article Amendments delete this specific list.

         The specific terms included in the list are as follows:

         -    Number of shares initially constituting a series



                                                                 Proxy Statement

         - Extent, if any, to which the series may have voting rights, subject to a limitation on voting rights in preferred stock as compared to outstanding common stock of the Company

         -    Dividend rights

         - Rights in the event of liquidation or dissolution of the Company or upon distribution of its assets

         -    Conversion privileges

         -    Redemption rights

         - Voting rights in the election of directors under specific circumstances

         -    Limited voting rights on other specific actions by the Company

         - Other preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions on such stock

         This list has been in the Articles for a number of years and was last amended in 1991. The list does not expand the authority of the Board otherwise set forth in the preamble text of Article IV, Section (c). It merely sets forth specific authority of the Board as including those items in the list. In so doing, Article IV, Section (c) suggests ways that the Board may fashion the terms and conditions of a specific series of Company preferred stock, with one exception as set forth in Article IV, Subsection (c)(ii).

         Under Subsection (c)(ii), a limitation in the voting rights of holders of Company preferred stock relative to voting rights of holders of Company common stock is set forth. It provides that the voting rights, if any, of the Company preferred stock to be issued and any Company preferred stock which is outstanding at the time must not exceed 5% of the aggregate voting rights for all Company common stock issued and outstanding. The Article Amendments delete this voting rights limitation in its entirety. With that elimination, the Board may establish, as allowed by law, the extent, if any, to which a series of Company preferred stock may have voting rights, regardless of the relative voting strength compared to the outstanding Company common stock.

         The Article Amendments also include deletion of Article IV, Section
(e). That section presently clarifies the limited authority of the board of directors relating to issuance of preferred stock. That is, it presently provides that the board is expressly authorized to vary the provisions on preferred stock, subject to the specific limitations

                                                                 Proxy Statement
that shares of a series must be of equal rank and identical in all respects except as to dates from which dividends are cumulated, if dividends are provided. The itemization of authority in Section (e) is counter to the approach taken in the proposed revision to Section (c) to extend to the Board more general authority to fashion the terms and conditions of a series of preferred stock. The Article Amendments, therefore, repeal Section (e) in deference to the proposed revision of Section (c).

         One of the terms of the Company's 1999 offer and sale of the Series B preferred stock ("Preferred Stock Offering") would allow the holders of Series B preferred stock the exclusive right to vote on certain specific actions of the Company. See, "Certain Transactions: Series B Preferred Stock." That provision, if implemented would be in conflict with the present voting rights limitation of
Article IV, Subsection (c)(ii). The deletion of the limitation will expressly accommodate the intended terms of that offering.

         The Board believes the Article Amendments will provide it greater flexibility in fashioning terms and conditions of future issuances of Company preferred stock, if any, as well as certain of the terms of the Preferred Stock Offering, to meet the financial needs of the Company in an increasingly competitive telecommunications industry.

         While the Article Amendments are being made, in part, to accommodate the requirements of the Preferred Stock Offering as discussed elsewhere in this Proxy Statement, they can be used in the future for other offerings of Company preferred stock authorized by the Board. See, within this section "--Preferred Stock Offering" and elsewhere, "Certain Transactions: Series B Preferred Stock."

         Ratification of Repeal of 1991 Designation. In April 1999, the Board resolved to cancel and otherwise delete the 1991 Designation and, in preparation for the Annual Meeting, reaffirmed that action on March 14, 2000. That designation sets forth specific terms of and was used as the basis for the issuance of Series A preferred stock in 1991. That stock was later retired, and no other Company preferred stock has since been issued under that designation. The Board seeks Shareholder ratification and otherwise approval of the repeal and deletion of the 1991 Designation from the Articles.

         Under the Alaska Corporations Code, if articles of incorporation expressly vest authority in the corporation's board and to the extent that the corporation's articles do not establish series and fix terms and determine variations in relative rights and preferences between series, the board may divide a class into series. Under that code and the corporation's articles, that board may fix and determine the relative rights and preferences of the shares of a series.

         The Articles set forth general terms under which Company preferred stock may be issued and expressly authorizes the Board to provide for the issuance of Company

                                                                 Proxy Statement
preferred stock. However, the Articles do not specifically fix and determine the relative rights and preferences between series. The Articles vest authority in the Board to establish series and to fix and to determine variations in the relative rights and preferences between series in accordance with guidelines set forth in the Articles.

         The Board adopted the 1991 Designation, filed it with the Alaska Department of Commerce and Economic Development (presently named the Alaska Department of Community and Economic Development) in accordance with the Alaska Corporations Code, and issued Series A preferred stock. Under that code, the effect of that filing constituted an amendment to the Articles. The stock issued in the 1991 Designation was subsequently retired, and no other Company preferred stock has been issued pursuant to that designation. The Board has chosen to repeal and otherwise delete the 1991 Designation in that it has no further use for the designation.

         Shareholder approval of a statement of stock designation adopted by a corporation's board in a manner as previously described is not required under the Alaska Corporations Code. Once a designation has been made a part of the corporation's articles of incorporation, the board has discretion whether or not to issue stock pursuant to that designation. However, to repeal the designation requires an amendment to the articles. Therefore, the Board seeks ratification and otherwise approval from the Shareholders to repeal the 1991 Designation and formally to delete it from the Articles.

         Preferred Stock Offering. Certain terms of the Preferred Stock Offering required the Board to seek at the 1999 annual meeting shareholder approval of amendments to the Articles similar to the Article Amendments pertaining to limitations on voting rights of holders of Company preferred stock. In particular, the provision of Article IV, Subsection (c)(ii) limiting the voting rights of Series B preferred stock prohibits the holders of that stock from voting as a class or otherwise requiring the consent of those holders before the Company may take specific action on matters normally requiring a vote of shareholders.

         The portion of the Article Amendments specifically eliminating Subsection (c)(ii) would allow the Company to agree to inclusion of a portion of the terms of issuance under the Preferred Stock Offering. These terms specifically require that the Company obtain the consent of the holders of those shares on any of the following actions:

         - Merging or consolidating the Company with another entity or selling all or substantially all of the Company assets, in any case where the term of that action would significantly and adversely affect the rights, privileges, and preferences of the Series B preferred stock

         -    Liquidating or dissolving the Company

                                                                 Proxy Statement

In addition, the Article Amendments would allow the Company to agree to inclusion of other terms permitting holders of that preferred stock to vote on other matters brought before the shareholders of the Company, without being subject to the 5% limitation on voting rights presently set forth in Article IV, Subsection (c)(ii). Such matters may include voting for directors and amendments to the Stock Option Plan.

         The Preferred Stock Offering includes a provision that, should Alaska law be changed to allow the Company to issue equity redeemable at the option of the holder of that equity, the parties to the offering would agree to enter into appropriate amendments to the offering to permit the holders to demand redemption at any time after the fourth anniversary of the issuance of the Series B preferred stock or upon occurrence of a "triggering event" and to remove the provision of the Preferred Stock Offering which increases the dividend rate on that stock to 17% per annum after that fourth anniversary. That is, the terms of the offering subject the Company to immediate mandatory redemption of the Series B preferred stock should any one or more of the triggering events occur. Those events pertain to voting rights on merger, consolidation or sale of assets, and liquidating or dissolving the Company. They are further described elsewhere in this Proxy Statement. See, Certain
Transactions: Series B Preferred Stock."

         The Company sought and obtained such an amendment to the Alaska Corporations Code. In March 2000, the Alaska legislature enacted revisions to that code to expand share redemption at the option of a corporation to include share redemption, in the context of preferred stock, at the option of the holder, to the extent and upon the happening of one or more specified events, or upon the vote of at least majority of the outstanding shares of the class or series to be redeemed. This revision to the code becomes effective on July 13, 2000.

         Upon these revisions to the Alaska Corporations Code becoming effective, the Company will seek revision of the present terms of the Preferred Stock Offering as previously described or otherwise issue a new series of preferred stock in exchange for all of the outstanding Series B preferred stock which includes those revised terms. Assuming the Article Amendments are approved by the Shareholders by at least the required majority, the Company intends to seek revision of the present terms of the offering to include the expanded voting rights to holders of that preferred stock. That is, the Company would seek elimination of two events from the definition of triggering events (previously descried) in negotiations with the holders of the Series B preferred stock.

         The terms of the Preferred Stock Offering are further described elsewhere in this Proxy Statement. See, "Certain Transactions: Series B Preferred Stock."

                                                                 Proxy Statement

         Should the Shareholders not approve the Article Amendments (specifically, elimination of the voting rights limitation), the Company will continue to be subject to certain onerous terms of the Preferred Stock Offering.

         Summary. The present Article IV, Section (c) of the Articles allows some flexibility to the Board in fashioning the terms of issuance of Company preferred stock. The Article Amendments eliminate the list of suggested terms and conditions for use by the Board in authorizing the issuance of a series of Company preferred stock. The Article Amendments do not reduce the authority of the Board. With the deletion of Article IV, Subsection (c)(ii), specific conditions on voting rights relative to the voting rights of the outstanding common stock are eliminated. With the repeal of Article IV, Section (e), specific limitations on the Board's authority are eliminated in favor of the approach of the proposed revision to Section (c). With these changes, the Board is given greater flexibility to accommodate timely negotiations with prospective investors in Company preferred stock to satisfy ongoing capital needs in operating in the highly competitive telecommunications industry, and to avoid the expense of holding a shareholder's meeting to approve Company preferred stock terms which would be restricted by such provisions.

         It is the intent of the Board, subsequent to Shareholder approval of the Article Amendments, to file with the Alaska Department of Community and Economic Development completed Articles of Amendment and, separately, Restated Articles of Incorporation for the Company ("Restated Articles").

         The Articles of Amendment, when filed with the department, will effectuate the changes to the Articles as set forth in the Article Amendments. The Restated Articles will simply restate the Articles as amended through the Articles of Amendment in a new sequence of subsections with the Article Amendments integrated into Article IV and will expressly supersede all previous versions of the articles of incorporation for the Company. Copies of the draft Articles of Amendment and the Restated Articles are available free of charge to a Shareholder upon request to the Company to the attention of the Secretary to the Board.

         The Board seeks ratification and otherwise approval of the Shareholders of the cancellation and deletion from the Articles of the 1991 Designation because the Board has no intention of using its terms for a future issuance of preferred stock.

         Recommendation of Board. The Board has passed a resolution expressly to adopt the Articles of Amendment and, with Shareholder approval of those amendments, to adopt the Restated Articles. As a further step in the adoption of the Article Amendments, the following resolution will be offered at the Annual Meeting for consideration by the Shareholders:

                                                                 Proxy Statement

                  RESOLVED, that the amendments to Article IV, revising Section
                  (c) and repealing Section (e) of that article within the Restated Articles of Incorporation for General Communication, Inc. ("Company"), adopted by the board of directors of the Company at its March 14, 2000 meeting and as contained in the Articles of Amendment to the Restated Articles of Incorporation of the Company attached to this resolution and generally relating to the terms under which the board may approve the issuance of Company preferred stock are approved by the shareholders of the Company; and RESOLVED FURTHER, that the action by the board to cancel and otherwise delete a statement of stock designation from the articles as filed with the Alaska Department of Commerce and Economic Development on or about January 17, 1991 pursuant to authority vested in the board under the Alaska Corporations Code is hereby ratified and otherwise approved by the shareholders of the Company.

         The Board, through this Proxy Statement, recommends to the Shareholders, a vote "FOR" the adoption of the proposed Article Amendments and the ratification and otherwise approval of the repeal and deletion of the 1991 Designation from the Articles, i.e., a vote for item number 2 of the Proxy. The voting rights of Shareholders on this proposal are set forth elsewhere in this section. See, "--Voting Procedure -- Voting Rights, Votes Required for Approval."

Plan Amendments

         Overview. The proposed Plan Amendments include a number of changes proposed by the Board which require shareholder approval. For example, they include increasing the number of shares authorized and allocated to the Stock Option Plan by 1.5 million shares of Class A common stock of the Company. In addition, they include deletion of the present exceptions to Board authority to amend the Stock Option Plan without shareholder approval and adding a new exception to that authority. On March 14, 2000, the Board approved several administrative amendments to the plan, e.g., composition of the Option Committee and related matters. The Plan Amendments include these administrative amendments, and the board seeks Shareholder ratification and otherwise approval of them.

         The Company has, under its Articles, sufficient shares of Class A common stock authorized and unissued to satisfy the proposed increased allocations of common stock to the Stock Option Plan. Management believes that a number of the proposed Plan Amendments are administrative in nature and do not require Shareholder approval.

                                                                 Proxy Statement

However, since the Board seeks Shareholder approval of a number of other changes to the plan, it is taking the opportunity to seek Shareholder ratification and otherwise approval of these administrative amendments as well.

         The Plan. The terms, history and purpose of the Stock Option Plan are discussed elsewhere in the Proxy Statement. Also disclosed elsewhere in this statement, as of the Record Date, are the number of shares subject to outstanding options under the plan, the number of shares issued upon exercise of options under the plan and the number of shares remaining available for grant under the plan. See, "Management of Company: Stock Option Plan."

         Under the Stock Option Plan, key employees of the Company, a subsidiary of the Company, or a subsidiary of a subsidiary of the Company (including officers and directors who are employees) and non-employee directors of the Company or of those subsidiaries are eligible for grant of options. The selection of optionees is made by the Option Committee. In selecting an optionee, as well as in determining the number of shares subject to each option, the committee is to take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the plan.

         No maximum or minimum exists with regard to the amount, either in dollars or in numbers, of options that may be exercised in any year, either by a single optionee or by all optionees under the Stock Option Plan. That is, there are no fixed limitations on the number or amount of securities being offered, other than the practical limitations imposed by the number of employees eligible to participate in the plan and the total number of shares of stock authorized and available for granting under the plan. Shares covered by options which have terminated or expired for any reason prior to their exercise are available for grant of new options pursuant to the plan.

         There were, as of the Record Date, seven executive officers, including all of the Named Executive Officers, three current directors, who are not executive officers, and 652 other employees (including officers who are not executive officers), participating in the Stock Option Plan. This level of participation is out of a total of seven eligible executive officers, five Named Executive Officers, eight current directors who are not executive officers, and 957 employees (including officers who are not executive officers) of the Company. The plan has been in place for many years. Options under the plan are granted in the discretion of the Option Committee. As of the Record Date, the committee had no specific plan to grant options to specific executive officers, directors or employees of the Company or its subsidiaries or their subsidiaries.

         As of the Record Date, the closing sales price on the Nasdaq Stock Market was $5.125 per share for the Class A common stock of the Company.

                                                                 Proxy Statement

         The federal income tax consequences of an optionee's participation in the Stock Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the options offered pursuant to the plan. The Company assumes no responsibility in connection with the income tax liability of any optionee. Under the administration of the plan, optionees are urged to obtain competent professional advice regarding the applicability of federal, state, and local tax laws.

         The options granted under the Stock Option Plan are characterized for federal income tax purposes as non-qualified stock options. The options are not actively traded on an established securities market. When granted, options under the plan will not have a readily ascertainable fair market value. Accordingly, an optionee will not be subject to federal income tax upon grant of that option. However, upon exercise of the option, the excess of the then fair market value of the shares purchased over the aggregate option exercise price for the shares will constitute ordinary income to the optionee. To the extent that the optionee realizes ordinary income (which ordinary income is subject to federal income tax withholding by the Company), the Company is entitled to claim a deduction against its gross income, provided that the cost to the Company constitutes an ordinary and necessary business expense.

         Upon resale of any shares acquired pursuant to the exercise of an option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than 12 months at the date of their disposition. The optionee's basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of the option will be the amount paid for such shares, plus any ordinary income recognized as a result of the exercise.

         Generally, there will be no federal income tax consequence to the Company upon the grant or termination of an option under the Stock Option Plan or the sale or disposition of the shares acquired upon the exercise of the option. However, upon the exercise of an option, the Company will be entitled to a deduction, for federal income tax purposes, equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise, provided the Company has satisfied its withholding obligations under the Internal Revenue Code of 1986.

         The Plan Amendments. The proposed Plan Amendments center on twelve changes to the Stock Option Plan. The first eight of them require prior shareholder approval, and the last four of them (administrative changes) do not require Shareholder approval. They are as follows:

                                                                 Proxy Statement

         - To increase the number of shares authorized and allocated to the plan by 1.5 million shares of Company Class A common stock

         - To expand the group of possible grantees to include consultants or advisors to the Company

         - To provide that payment upon exercise of an option may be in the form of shares of Company Class A common stock

         - To provide, notwithstanding other restrictions on transferability of options, that an optionee, with approval of the committee, may transfer an option for no consideration to or for the benefit of the optionee's immediate family

         - To delete the present restriction in the plan that an option granted under it must be held by the optionee for at least six months from the date of grant or acquisition to the date of disposition of the option through exercise, conversion, or assignment

         - To delete two of the present three exceptions to the Board's authority to modify or amend the plan without prior approval of the shareholders of the Company, i.e., to delete the exceptions where those changes materially increase the benefits accruing to participants under the plan, or change the class of persons eligible to receive options under the plan, and also to delete the express description of the affirmative vote required by shareholders in these matters (the third present exception, relating to increasing the number of shares that will be available and reserved for issuance under the plan remains unchanged)

         - To add the exception to the Board's general authority to modify or amend the plan without shareholder approval, to the extent such approval is then required pursuant to Section 162(m) of the Internal Revenue Code or otherwise provided by applicable legal requirements

         - To delete the express requirement in the plan of at least an annual report to the Board from the committee

         - To provide a number of administrative changes to the plan, primarily centering on - -

              - Revising the composition of the committee to consist of either the entire board or to consist solely of two or more "non-employee directors" as defined in Rule 16b-3, or, in the context of the Com-

                                                                 Proxy Statement
                   pany seeking a special deduction under Section 162(m) of the Internal Revenue Code, to limit the composition, solely to two or more "outside directors" as defined in that section, when the options are granted to "covered employees"

              -    To delete the definition of "officer" under the present plan

              - To require specifically that each grant of an option under the plan is evidenced by a stock option agreement

              - To add "for cause" as a basis for termination of a right to exercise an option and to define expressly the meaning of that term

         The first seven proposed changes relate to one or more of the present three exceptions to the authority of the Board to modify or amend the Stock Option Plan without prior shareholder approval. The eighth proposed change relates to a basic procedural term for accountability of the committee to the Board. The final four proposed changes relate to several administrative adjustments to the plan.

         The Company presently has the authority to pay consultants and advisors in the form of options in Company stock. However, such a transaction typically involves an offer which is made in reliance upon an exemption from securities registration, and the stock may have to be held for a lengthy period of time or otherwise transferred only after registration of the offer of the stock. By expanding the group of possible grantees under the plan to include consultants and advisors, these persons may be compensated by the Company with options in Class A common stock offered through a registration under federal securities law. Upon exercise of those options, the stock, when issued, may become freely transferable under that law. The expansion of the group of possible grantees to include consultants or advisors will allow the Company the flexibility to compensate those persons in a form other than cash for services rendered. Management does not have a plan to use and does not foresee a significant use of this manner of payment for services which it receives.

         Providing the opportunity for a participant in the Stock Option Plan to exercise an option and pay in a form other than cash and to allow for transfer of the option for no consideration to or for the benefit of the optionee's immediate family are increased benefits to the optionee in the form of accommodations which should not adversely affect the Company. The plan defines "immediate family" as including the optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren. Whatever the form of consideration or the proposed transfer to immediate family, it would still have to be accomplished in accordance with law. For example, the payment upon exercise of an option would still have to be in a form and amount

                                                                 Proxy Statement
constituting full payment to the Company and a securities transfer would have to comply with law.

         Deleting the requirement that an optionee must hold an option for at least six months before exercising or assigning it provides greater flexibility to the holder in managing the holder's investment in the Company. The six month holding requirement was originally included in the plan because the term was required to satisfy the provisions of the previous version of Rule 16b-3. That rule, adopted by the SEC pursuant to the Securities Exchange Act of 1934, was subsequently amended to eliminate from federal securities regulation the mandatory holding period for options. Elimination of this holding period from the plan is proposed to structure the terms of the plan to reflect the present terms of Rule 16b-3. Management believes it is not in the best interest of the Company or the participants in the plan to continue to require the holding period.

         The present exceptions to the Board's authority to amend the Stock Option Plan without prior shareholder approval are based in a requirement of a previous version of Rule 16b-3. That rule was subsequently amended to eliminate from federal securities regulation the requirement that a company obtain shareholder approval of actions within those excepted areas. Elimination of these exceptions is proposed to structure the terms of the plan to reflect the present terms of Rule 16b-3.

         With the deletion of two of the present three exceptions from the Stock Option Plan and the addition of a new exception, the Board will have the discretion to modify or amend the plan as it may deem advisable, subject to that new exception relating to Section 162(m) of the Internal Revenue Code or otherwise provided by applicable legal requirements. Under the Plan Amendments, any proposed increase in the number of shares which will be available and reserved for issuance under the plan will continue to be subject to prior approval by the shareholders of the Company.

         Under Section 162(m), for a publicly-held company, no deduction from income is allowed for "applicable employee remuneration" for a "covered employee" to the extent the amount of that remuneration for that taxable year exceeds $1 million for that employee. The term "covered employee" is defined in
Section 162(m) to mean an employee who, as of the close of that taxable year, was a chief executive officer of the company or otherwise was one of the four highest compensated officers of the company (other than the chief executive officer) for that taxable year. The term "applicable employee remuneration" is defined as not including, among other things, remuneration payable on account of attainment of one or more performance goals if those goals are determined by a compensation committee of the board comprised solely of two or more "outside directors." In this instance, the material terms under which that remuneration is paid, including the performance goals, must be disclosed to the shareholders and

                                                                 Proxy Statement
approved by a majority vote of the shareholders and other requirements of the section must be satisfied before the payment of that remuneration. The term "outside director" is defined in regulations adopted under the code in terms similar to but not identical to a "non-employee director" used under Rule 16b-3.

         While the Company has no immediate interest in making use of Section 162(m), with this proposed change, the Stock Option Plan takes into consideration possible use of the section in fashioning compensation packages for the chief executive officer and four most highly compensated executive officers of the Company. To take advantage of the previously outlined deduction provisions of Section 162(m) and the exception for applicable employee remuneration, the Company would, under the present provision of Section 162(m), have to seek prior shareholder approval of the corresponding employee performance goals.

         With the deletion of the express annual report requirement from the Stock Option Plan, management foresees the Board continuing to exercise its authority over the Option Committee including required periodic reports from the committee. The deletion of the report requirement from the plan is viewed by management as merely an internal adjustment in the statement of procedures to be followed by the committee and is subject to the overall authority of the Board in its relationship to its committees, including the Stock Option Committee, to require periodic reports from those committees. The deletion of the annual report requirement from the Stock Option Plan does not prohibit the Board from requiring such a report or otherwise posing questions to the Option Committee from time to time. While putting the onus on the Board to maintain lines of communication with the committee, management of the Company does not view this change to the plan as undercutting the Board's authority to monitor the committee and modify or amend the plan in accordance with its terms.

         The Stock Option Plan provides for its continued existence for so long as the Board believes the plan provides an incentive to officers and employees of the Company and for so long as there remain shares of Class A common stock allocated to the plan which are not subject to outstanding options. In the future, should the plan have no more shares of Class A common stock allocated to it, the Board would have the choice of seeking approval from the shareholders for another allocation of shares to the plan, discontinuing further granting of options under the plan, or suspending or terminating the plan. The shareholders of the Company have shown their support of the plan in the past through approval of increased share allocations to the plan on several occasions. Most recently, the shareholders at the 1999 annual meeting approved an increase in the number of shares authorized and allocated to the plan in the amount of 1.5 million shares of Class A common stock.

                                                                 Proxy Statement

         The proposed Plan Amendments dealing with administrative changes pertaining to the membership eligibility on the committee and other matters as previously outlined all relate to matters within the direct authority of the Board to modify or amend. The Board believes these changes are necessary to accommodate the eight non-administrative changes to the plan previously described. Management does not believe that these administrative changes affect the value of an option or the rights of an optionee under the plan. Therefore, the Board believes it has authority to make these changes to the plan in accordance with its present terms. Nevertheless, the Board seeks shareholder ratification and otherwise approval of these administrative amendments.

         With the implementation of the proposed Plan Amendments, the Board believes the Stock Option Plan will continue to satisfy the provisions of Rule 16b-3 relating to certain stock transactions between the Company, as a requirement under the Exchange Act, and a participant in the plan. Those transactions should then continue to be exempt from limitations imposed by
Section 16(b) of the act by satisfying the requirements of Rule 16b-3 for employee benefit plans. Section 16(b) provides, in order to prevent unfair use of information which may have been obtained by a beneficial owner, director or officer through the person's relationship to the registrant, that any profit realized by the person from any purchase and sale or any sale and purchase of common stock of the registrant within any period of less than six months, with limited exceptions, must inure to and be recoverable by the registrant.

         While the number of shares of Class A common stock allocated to but unused by the plan has dwindled, management's policy of using incentive options to urge key employees and officers to work diligently in the best interest of the Company has not been curtailed or otherwise limited in the past. Management does not believe the proposed Plan Amendments would have affected the level of grants of options under the plan had the amendments been effective throughout the year ended December 31, 1999.

         Management believes that the Stock Option Plan has proven to be useful and beneficial to the Company as a special incentive to officers, non-employee directors, and other key employees, especially when recruiting and retaining new personnel. It has provided a means for these persons to acquire an equity interest in the Company. The plan has been in operation for approximately fourteen years. Furthermore, the business expansion by the Company during the past several years has increased the number of persons to whom management may wish to grant options under the plan. For these reasons, management believes that the allocation of shares to the plan must continue to increase so that the Company may continue to provide the special incentive of stock options to its expanded cadre of officers, non-employee directors, and key employees.

                                                                 Proxy Statement

         Recommendation of Board. The Board has passed a resolution expressly adopting the Plan Amendments. As a further step in the adoption of these amendments, the following resolution will be offered at the Annual Meeting for consideration by the Shareholders:

                  RESOLVED, that the amendments to the General Communication, Inc. Revised 1986 Stock Option Plan adopted by the board of directors of the Company at its March 14, 2000 meeting, increasing the number of shares authorized and allocated to the plan by 1.5 million shares for a total allocation of 8.7 million shares of Company Class A common stock and relating to, among other things, the group of allowable grantees, and exceptions from the board's authority to amend the plan without shareholder approval and as generally contained in the attached copy of the Amended and Restated 1986 Stock Option Plan of the Company, are hereby approved and otherwise ratified by the shareholders of the Company.

         The Board, through this Proxy Statement, recommends to the Shareholders a vote "FOR" the adoption of the proposed Plan Amendments, i.e., proposal number 3 of the Proxy. The voting rights of Shareholders on this proposal are set forth elsewhere in this section. See, "--Voting Procedure: Voting Rights, Votes Required for Approval."


Other Business

         Other matters, beyond the Article Amendments and election of directors identified in this proxy statement, which may be addressed at the Annual Meeting consist of approval (but not the ratification) of the minutes of the past annual shareholder meeting held on June 10, 1999, matters incident to the conduct of the Annual Meeting, and other business as may properly come before the Shareholders at that meeting. A vote for the adoption of those minutes will be an affirmation that the minutes, as written, properly reflect the proceedings of that meeting and the action taken at that meeting. However, such a vote will not be an action constituting approval or disapproval of the matters referred to in those minutes. While the Company was, as of the Record Date, unaware of other business to come before the meeting, they could include election of a person to the Board for which a bona fide nominee is named in the proxy statement and where that nominee is unable to serve or for good cause will not serve, and matters proposed by Shareholders for which the Company has not received timely notice.

                                                                 Proxy Statement

         The date for determining whether notice is timely for purposes of federal Rule 14a-4(c)(i) adopted pursuant to the Securities Exchange Act of 1934 and relating to the exercise of discretionary voting authority for purposes of the Annual Meeting is March 23, 2000. The Company intends to use its discretion in voting proxies which it holds for the Annual Meeting on any matter submitted by a Shareholder for the meeting after that date.

         Other than these matters, the Board does not intend to bring other business before the Annual Meeting and does not know of any other matter which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy or their duly constituted substitutes acting at the Annual Meeting will be deemed authorized to vote or otherwise act upon those matters in accordance with their judgment.

                                                                 Proxy Statement

                              MANAGEMENT OF COMPANY

Directors and Executive Officers

         The following table sets forth certain information about the Company's directors and executive officers as of the Record Date.
         Name                                            Age     Position
         ----                                            ---     --------
         Carter F. Page (1,2,3,4)                         68     Chairman and Director

         Ronald A. Duncan (1,3)                           47     President, Chief Executive Officer and Director

         Robert M. Walp (1,3)                             72     Vice Chairman and Director

         John M. Lowber (2)                               50     Senior Vice President, Chief Financial Officer,
                                                                 Secretary and Treasurer

         G. Wilson Hughes                                 54     Executive Vice President and General Manager

         William C. Behnke                                42     Senior Vice President-Marketing and Sales

         Richard P. Dowling                               56     Senior Vice President-Corporate Development

         Dana L. Tindall                                  38     Senior Vice President-Regulatory Affairs

         Ronald R. Beaumont (1,3)                         51     Director

         Donne F. Fisher (1,2,3,4,5)                      61     Director

         William P. Glasgow (1,3,5)                       41     Director

         Stephen R. Mooney (1,3,5)                        40     Director

         Larry E. Romrell (1,3,5)                         60     Director

         James M. Schneider (1,3,4,5)                     47     Director

         Paul S. Lattanzio (3)                            36     Nominee

------------------------

   1    Member of Compensation Committee.

   2    Member of Finance Committee.

   3 The present classification of the Board is as follows: (1) Class I -- Messrs. Beaumont, Page, and Walp, whose present terms expire at the time of the 2002 annual meeting (in addition, Mr. Lattanzio is nominated to this class by management); (2) Class II -- Messrs. Duncan, Mooney and Romrell whose present terms expire at the time of the Annual Meeting; and (3) Class III -- Messrs. Fisher, Glasgow, and Schneider, whose present terms expire at the time of the 2001 annual shareholder meeting.

   4    Member of Audit Committee.

   5    Member of Option Committee.
------------------------

                                                                 Proxy Statement

         Carter F. Page. Mr. Page has served as Chairman and a director of the Company since 1980. From December 1987 to December 1989, he served as a consultant to WestMarc Communications, Inc. ("WestMarc") a wholly-owned subsidiary of AT & T Corp. in matters related to the Company. Mr. Page served as President and director of WestMarc from 1972 to December 1987. Since then and as of the Record Date, he has been managing general partner of Semaphore Partners, a general partnership and investment vehicle in the communications industry. His present term as a director of the Company expires in 2002.

         Ronald A. Duncan. Nominee. Mr. Duncan is a co-founder of the Company and has been a director of the Company since 1979. Mr. Duncan has served as President and Chief Executive Officer of the Company since January 1, 1989. From 1979 through December 1988 he was the Executive Vice President of the Company. Mr. Duncan's term as director expires in 2000. He is his own nominee to the Board pursuant to the Voting Agreement. See, within this section, "-- Voting Agreement."

         Robert M. Walp. Mr. Walp is a co-founder of the Company and has been a director of the Company since 1979. Mr. Walp has served as Vice Chairman of the Company since January 1, 1989 and is an employee of the Company. From 1979 through 1988, he served as President and Chief Executive Officer of the Company. Mr. Walp is his own nominee to the Board pursuant to the Voting Agreement. See, within this section, "-- Voting Agreement." His present term as a director of the Company expires in 2002.

         John M. Lowber. Mr. Lowber has served as Chief Financial Officer of the Company since January 1987, as Secretary and Treasurer since July 1988 and as Senior Vice President since December 1989. He was Vice President-Administration for the Company from 1985 to December 1989. Prior to joining the Company, Mr. Lowber was a senior manager at KPMG LLP, formerly Peat Marwick Mitchell and Co.

         G. Wilson Hughes. Mr. Hughes has served as Executive Vice President and General Manager of the Company since June 1991. He was President and a member of the board of directors of Northern Air Cargo, Inc. from March 1989 to June 1991. From June 1984 to December 1988, Mr. Hughes was President and a member of the board of directors of Enserch Alaska Services, Inc.

         William C. Behnke. Mr Behnke has served as Senior Vice President-Marketing and Sales for the Company since January 1994. He was Vice President of the Company and President of GCI Network Systems, Inc., a former subsidiary of the Company, from February 1992 to January 1994. From June 1989 to February 1992, Mr. Behnke was Vice President of the Company and General Manager of GCI Network Systems,

                                                                 Proxy Statement

Inc. From August 1984 to June 1989, he was Senior Vice President for TransAlaska Data Systems, Inc.

         Richard P. Dowling. Mr. Dowling has served as Senior Vice President-Corporate Development for the Company since December 1990. He was Senior Vice President-Operations and Engineering for the Company from December 1989 to December 1990. From 1981 to December 1989, Mr. Dowling served as Vice President-Operations and Engineering for the Company.

         Dana L. Tindall. Ms. Tindall has served as Senior Vice President-Regulatory Affairs since January 1994. She was Vice President-Regulatory Affairs for the Company from January 1991 to January 1994. From October 1989 through December 1990, Ms. Tindall was Director of Regulatory Affairs for the Company, and she served as Manager of Regulatory Affairs for the Company from 1985 to October 1989. In addition, Ms. Tindall was an adjunct professor of telecommunications economics at Alaska Pacific University from September through December 1995.

         Ronald R. Beaumont. Mr. Beaumont has served as a director of the Company since his appointment by the Board in February 1999. He has more than 25 years experience in the telecommunications industry. Mr. Beaumont has been President of Operations and Technology at MCI WorldCom, Inc. ("MCI WorldCom") since September 1998. Prior to that, he was President of WorldCom Network Services from its formation, after the merger of WorldCom and MFS Communications in December 1996, to September 1998. Prior to that, he was President and Chief Executive Officer of MFS North America, Inc. from October 1994 to December 1996. Mr. Beaumont presently serves on the board of directors of Gemini Submarine Cable Systems Limited. He is one of MCI WorldCom's nominees to the Board pursuant to the Voting Agreement. See, within this section, "--Voting Agreement." His present term as a director of the Company expires in 2002.

         Donne F. Fisher. Mr. Fisher has served as a director of the Company since 1980. Mr. Fisher had been a consultant to Tele-Communications, Inc. ("TCI") from January 1996 to and a director of TCI from 1980 to March 1999 when TCI merged into AT&T Corp. From 1982 until 1996, he held various executive officer positions with TCI and its subsidiaries. Mr. Fisher had served on the board of directors of most of TCI's subsidiaries through the years. He presently manages his personal assets and is involved in the management of Fisher Capital Partners, Ltd. His present term as director of the Company expires in 2001.

         William P. Glasgow. Mr. Glasgow has served as a director of the Company since 1996. He is a managing director of Prime New Ventures Management. Since July 1996, he has been President of Prime II Management, Inc., a Delaware corpora-

                                                                 Proxy Statement
tion and sole general partner of Prime II Management, L.P., a Delaware limited partnership ("Prime Management"). Previously, he was Senior Vice President-Finance from September 1991 and Vice President-Finance from February 1989 to September 1991 for that corporation. He is presently a managing director of the general partner of Prime VIII, L.P. Mr. Glasgow joined Prime Cable Corp. (an affiliate of Prime II Management, Inc.) in 1983 and served in various capacities until that corporation was liquidated in 1987. He currently serves on the boards of directors of Prime Cellular Corp., Prime II Management Group, Inc., Prime Comm, Inc., SKA Management, Inc. and @Security Broadband Corp., none of which corporations are publicly held. In the past, Mr. Glasgow has been a nominee recommended by the parties to the Voting Agreement in accordance with the terms of that agreement and at the request of Prime Management as described elsewhere in this section. See, within this section, "-- Voting Agreement." His present term as director of the Company expires in 2001.

         Paul S. Lattanzio. Nominee. Mr. Lattanzio has been a director of Administaff, Inc., a publicly traded company, since 1995. He has been a Managing Director for Toronto Dominion Capital, the private equity arm for Toronto Dominion Bank, since July 1999. From February 1998 to March 1999, he was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, Mr. Lattanzio served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as a Managing Director of BT Capital Partners, Inc. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring advisory areas. Mr. Lattanzio also serves on the board of directors of Medical Logistics, Inc. Mr. Lattanzio is included in management's slate of nominees to the Board at the request of holders of Company Series B preferred stock and in accordance with the terms of the Preferred Stock Offering. His term as director of the Company would expire in 2002. See, "Certain Transactions: Series B Preferred Stock" and "Company Annual Meeting: Voting Procedure -- Voting Rights, Votes Required for Approval."

         Stephen R. Mooney. Nominee. Mr. Mooney has served as a director of the Company since his appointment by the Board in January 1999. He has been Vice President of MCI WorldCom Venture Fund, Inc. since February 1999. Prior to that, he held various corporate development positions with MCI Communications Corporation and MCImetro, Inc. Mr. Mooney presently serves on the board of directors of Telecommute Solutions, Inc. He is one of MCI WorldCom's nominees to the Board pursuant to the Voting Agreement. See, within this section, "-- Voting Agreement."

         Larry E. Romrell. Nominee. Mr. Romrell has served as a director of the Company since 1980. He has served as consultant for AT&T since March 1999. Prior to that, from 1994 to March 1999, he was an Executive Vice President of TCI and the

                                                                 Proxy Statement

President and a director of TCI Technology Ventures, Inc. From 1991 to 1994, Mr. Romrell was a Senior Vice President of TCI. He presently serves on the boards of directors of TV Guide, Inc. and Liberty Media Group, both of which corporations are publicly held. His term as director of the Company expires in 2000.

         James M. Schneider. Mr. Schneider has served as a director of the Company since July 1994. He has been Senior Vice President and Chief Financial Officer for Dell Computer Corporation since March 2000. Prior to that, he was Senior Vice President - Finance for Dell Computer Corporation from September 1998 to March 2000. Prior to that, from September 1996 to September 1998 he was Vice President-Finance for that corporation. Prior to that, from September 1993 to September 1996, he was Senior Vice President for MCI Communications Corporation in Washington, D.C. Mr. Schneider was with the accounting firm of Price Waterhouse from 1973 to September 1993 and was a partner in that firm from October 1983 to September 1993. His present term as director of the Company expires in 2001.


Board of Directors and Executive Officers

         The Board currently consists of ten director positions, divided into three classes of directors serving staggered three-year terms. That is, with the issuance of the Series B preferred stock, the Board adopted a resolution to increase the size of the Board from nine to ten directors. The resulting vacancy on the Board was filled by unanimous approval by the Board of Mr. Shipman, the nominee that in 1999 was recommended by the holders of Series B preferred stock in accordance with the terms of the Preferred Stock Offering. In April 2000, Mr. Shipman resigned from the Board leaving a vacancy which management proposes to be filled through the election of Mr. Lattanzio. A director of the Company is elected at an annual meeting of shareholders and serves until he or she resigns or is removed or until his or her successor is elected and qualified. Executive officers of the Company generally are appointed at the Board's first meeting after each annual meeting of shareholders and serve at the discretion of the Board.


Voting Agreement

         The Voting Agreement was entered into in 1996 in connection with the Company's acquisition of Prime Cable of Alaska, L.P., a Delaware limited partnership, and other cable television systems in Alaska. It was amended in December 1997 and presently provides that each party to the agreement must vote the party's Company common stock for the nominees of the other parties in the election of directors to the


                                                                 Proxy Statement

Board. As of the Record Date, the parties to the agreement and the number of directors which each party may nominate under these terms were as follows:

         - Two directors nominated by MCI Telecommunications, Inc., an affiliate of MCI WorldCom

         -    One director nominated by Mr. Duncan

         -    One director nominated by Mr. Walp

         In addition, through the 1997 amendment to the Voting Agreement, the parties agreed to allow Prime Management, a former party to the agreement, to recommend one nominee to the Board for so long as the cable management agreement with Prime Management ("Prime Management Agreement") is in full force and effect and to vote for that nominee notwithstanding Prime Management's no longer being a party to the agreement. The Prime Management Agreement is described elsewhere in this Proxy Statement. See, "Certain Transactions: Prime Management Agreement" and "Ownership of Company: Changes in Control -- Voting Agreement."

         The Voting Agreement states that the shares subject to it are also to be voted on other matters to which the parties unanimously agree. However, as of the Record Date, the Company was unaware of any other matters subject to the Voting Agreement.

         Under the terms of the Voting Agreement, if any party to it disposes of more than 25% of the votes represented by its holdings of the common stock of the Company, such party will cease to be subject to the agreement and such disposition will trigger on behalf of each other party to the agreement the right to withdraw from the agreement. Unless earlier terminated, the Voting Agreement will continue until the earlier of completion of the annual shareholder meeting of the Company in June 2001 or until there is only one party to the Voting Agreement.


Rights of Holders of Series B Preferred Stock in Nomination to or Observer Status Regarding the Board

         Under the terms of the Preferred Stock Offering, so long as any shares of Series B preferred stock remain outstanding, the Company must cause its board of directors to include one seat, the nominee for which is to be designated under terms of the offering. This is, the nominee is to be designated by Prime VIII, L.P. (as long as it is a holder of Series B preferred stock) and such other holders of Series B preferred stock as are not prohibited from participation in the designation of that board member by law or regulation, including the federal Bank Holding Company Act.


                                                                 Proxy Statement

         Under the terms of the Preferred Stock Offering, upon designation of an individual by the holders of the Series B preferred stock, the Board must cause such designated individuals to be nominated for approval by the holders of Company common stock at each meeting of shareholders of the Company at which directors are to be elected. The Board is then expected, upon that nomination, to recommend approval of that designated individual. If the holders of the Company common stock fail to elect that designated individual, the holders of Series B preferred stock will have the right to appoint an observer to attend the meetings of the Board.

         The Preferred Stock Offering also provides, independent of this observer right, that at any time that the designated individual is not an employee of either investor in the Series B preferred stock, i.e., Prime VIII, L.P. or Toronto Dominion Investments, Inc., or their respective affiliates, that investor will have an additional right to appoint an observer to attend all meetings of the Board. See also, "Certain Transactions: Series B Preferred Stock."


Board and Committee Meetings

         During the year ended December 31, 1999, the Board had four committees:

         -  Audit Committee

         -  Compensation Committee

         -  Finance Committee

         -  Option Committee

         The Audit Committee is composed of Messrs. Fisher, Page and Schneider, all considered by the Board to be independent directors of the Board. Under Nasdaq Stock market rules, to which the Company is subject, an independent director is an individual other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which the company's board believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         The Audit Committee acts on behalf of the Board and oversees all material aspects of the Company's reporting, control and audit functions. Its role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for management of business and financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements. The committee's


                                                                 Proxy Statement
role also includes coordination with other Board committees and maintenance of strong, positive working relationships with management, external auditors, legal counsel and other committee advisors. This committee is responsible for making recommendations to the Board on conducting the annual audit of the Company and its subsidiaries, including the selection of an external auditor to conduct the annual audit and such other audits or accounting reviews of those entities as the committee deems necessary. The committee is also responsible for reviewing the plan or scope of an audit or review and the results of such audit or review and carrying out other duties as delegated in writing by the Board.

         On January 28, 2000 the Board reorganized the Audit Committee to be composed only of independent directors as previously identified. Prior to that reorganization, the committee was composed of all members of the Board. The Audit Committee met one time during the year ended December 31, 1999.

         The Compensation Committee is composed of all members of the Board. This committee establishes compensation policies regarding executive officers and directors and makes recommendations to the Board regarding such compensation, including establishing an overall cap on executive compensation and setting performance standards for executive officer compensation. The Compensation Committee met twice during the year ended December 31, 1999.

         The Finance Committee is composed of Messrs. Fisher, Page and Lowber. It is responsible for reviewing Company finance matters from time to time and providing guidance to the Chief Financial Officer regarding these matters. The Finance Committee did not meet during the year ended December 31, 1999.

         The Option Committee is composed of Messrs. Fisher, Glasgow, Mooney, Romrell and Schneider. This committee administers the Stock Option Plan and approves the grant of options pursuant to the plan. The Option Committee met four times during the year ended December 31, 1999.

         The Board has no separately designated nominating committee. Issues relating to filling of vacancies on the Board and nominating persons for election to the Board in conjunction with shareholder meetings are addressed by the full Board.

         The Board held ten meetings during the year ended December 31, 1999. All incumbent directors, as disclosed in this Proxy Statement, attended 100% of the meetings of the Board and of committees of the Board for which they individually were seated as directors, with certain exceptions. Those exceptions are the following directors who only attended a percentage of the meetings for which they were seated as indicated: Mr. Beaumont (50%); Mr. Fisher (70%); Mr. Glasgow (90%); Mr. Schnei-


                                                                 Proxy Statement
der (90%); Mr. Romrell (10%) and Mr. Walp (90%). In April 2000, Mr. Shipman tendered his resignation from the Board for personal reasons unrelated to the Company and its subsidiaries.


Director Compensation

         Board members waived and did not receive director fees for the period from July 1999 through June 2000. During the year ended December 31, 1999, the directors on the Board received no direct compensation for serving on the Board and its committees. However, they were reimbursed for travel and out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees.

         In February 1997, the Company made contingent grants, pursuant to the Stock Option Plan, to each of Messrs. Fisher, Page, and Schneider. The corresponding option agreements were issued in February 1998. Each option was for 25,000 shares of Class A common stock with an exercise price of $7.50 per share. The options vest in 25% increments for each year that the optionee participates in at least 50% of Board meetings. As of the Record Date, options for 18,750 shares had separately vested for each of these individuals.


Executive Compensation

         Summary Compensation. The following table sets forth certain information concerning the cash and non-cash compensation earned during fiscal years 1997, 1998 and 1999 by the Company's Chief Executive Officer and by each of the four other most highly compensated executive officers of the Company or its subsidiaries whose individual combined salary and bonus each exceeded $100,000 during the fiscal year ended December 31, 1999 (collectively, "Named Executive Officers").

                                                                 Proxy Statement

                                                 SUMMARY COMPENSATION TABLE
                                                                                      Long-Term Compensation
                                                 Annual Compensation                         Awards
                                      ----------------------------------------   ---------------------------------
                                                                                 Restricted                            All Other
                                                                Other Annual       Stock     Securities Underlying      Compen-
Name and Principal Position    Year   Salary ($)  Bonus ($)   Compensation ($)   Awards ($)      Options/SARs(#)     sation ($)(1,2)
---------------------------    ----   ----------  ---------   ----------------   ----------  ---------------------   ---------------
Ronald A. Duncan               1999       195,000     -0-           -0-             -0-              50,000               14,917
  President and Chief          1998   195,000 (3)     -0-           -0-             -0-             200,000               15,642
  Executive Officer            1997   216,649 (4)  20,400           -0-             -0-                 -0-              167,354

William C. Behnke              1999       140,004   1,883           -0-             -0-                 -0-                  496
  Senior Vice President-       1998       149,381   3,442           -0-             -0-               5,425                  372
  Marketing and Sales          1997       148,336  30,960           -0-             -0-             100,000                4,503

G. Wilson Hughes               1999       150,006   1,883           -0-             -0-              50,000               16,216
  Executive Vice President     1998       150,006     -0-           -0-             -0-                 -0-               21,341
  and General Manager          1997       150,004  29,600           -0-             -0-                 -0-              106,434

John M. Lowber                 1999       135,005   1,883           -0-             -0-                 -0-               88,063
  Senior Vice President,       1998       149,381     -0-           -0-             -0-               5,425               90,847
  Chief Financial Officer      1997       148,962  72,200           -0-             -0-             100,000               87,073
  and Secretary/Treasurer

Dana L. Tindall                1999       144,006   1,883           -0-             -0-                 -0-               21,022
  Senior Vice President-       1998       159,340     -0-           -0-             -0-               5,787               21,813
  Regulatory Affairs           1997       157,921  21,600           -0-             -0-             100,000               19,168

------------------------------
   1 The amounts reflected in this column include accruals under deferred compensation agreements between the Company and the named individuals as follows: Mr. Duncan, $60 and $150,000 in 1998 and 1997, respectively; Mr. Behnke, $114 and $4,200 in 1998 and 1997, respectively; Mr. Hughes, $4,894 and $90,113, in 1998 and 1997, respectively; and Mr. Lowber, $65,000, in each of 1999, 1998, and 1997. See, within this section, "--Employment and Deferred Compensation Agreements."

   2 The amounts reflected in this column also include matching contributions by the Company under the Stock Purchase Plan as follows: Mr. Duncan, $14,526, $15,000, and $15,000 in 1999, 1998 and 1997, respectively; Mr.
        Hughes, $15,000, $15,000, and $14,868 in 1999, 1998 and 1997,
        respectively; Mr. Lowber, $10,125, $12,857, and $12,305 in 1999, 1998
        and 1997, respectively; and Ms. Tindall, $14,064, $15,000, and $9,500 in 1999, 1998 and 1997, respectively. Amounts shown for Mr. Duncan include premiums of $132 under a term life insurance policy paid in 1999, premiums of $174 under a term life insurance policy paid in 1998, and $174 under a term life insurance policy paid in 1997; $2,000 paid to Mr. Duncan in 1997 for serving on the Board. Amounts shown for Mr. Behnke include premiums of $81 under a term life insurance policy paid in 1999, premiums of $102 under a term life insurance policy paid in 1998 and 1997. Amounts shown for Mr. Hughes include premiums of $1,216, $1,447, and $1,317 under life insurance policies paid in each of 1999, 1998 and 1997, respectively. Amounts shown for Mr. Lowber include premiums of $931, $983, and $985 under life insurance policies paid in each of 1999, 1998 and 1997, respectively. Amounts shown for Ms. Tindall include premiums of $60, $66 and $66 under a term life insurance policy paid in 1999, 1998 and 1997, respectively. Includes a waiver of accrued interest on January 1, 2000 on notes owed to the Company by Ms. Tindall and Mr. Lowber in the amounts of $6,639 and $12,007, respectively, on January 1, 1999 of $6,639 and $12,007, respectively, and on January 1, 1998 of $9,552 and $8,783, respectively.

   3 Does not include $50,000 of Mr. Duncan's 1999 salary that was paid in advance during 1998.

   4 Does not include $50,000 of Mr. Duncan's 1998 salary that was paid in advance during 1997.
------------------------

                                                                 Proxy Statement

Option/SAR Grants

         The following table sets forth information on the individual grants of stock options (whether or not in tandem with stock appreciation rights
("SARs")), and freestanding SARs made during the Company's fiscal year ended
December 31, 1999 to its Named Executive Officers. There were no tandem SARs or freestanding SARs associated with the Company during this period.

                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                          Potential Realizable
                                                                                        Value at Assumed Annual
                                                                                          Rates of Stock Price
                                                                                            Appreciation for
                               Individual Grants                                              Option Term
---------------------------------------------------------------------------------      --------------------------
                         Number of       % of Total
                        Securities      Options/SARs     Exercise
                        Underlying       Granted to         or
                        Option/SARs       Employees        Base
                        Granted (1)    in Fiscal Year    Price (2)   Expiration
Name                        (#)             (%)           ($/Sh)        Date            5%($) (3)       10%($) (3)
----                    -----------    --------------    ---------   ----------         ---------       ----------
Ronald A. Duncan           50,000            5.6           3.25       10/29/09           310,897         591,306

William C. Behnke             -0-            -0-          - - -          - - -             - - -           - - -

G. Wilson Hughes           50,000            5.6           3.25       10/29/09           310,897         591,306

John M. Lowber                -0-            -0-          - - -          - - -             - - -           - - -

Dana L. Tindall               -0-            -0-          - - -          - - -             - - -           - - -

------------------------

   1    Options in Class A common stock.

   2 The exercise price of the options was less than the market price of the Class A common stock at the time of grant.

   3 The potential realizable dollar value of a grant is calculated as the product of (a) the difference between (i) the product of the per-share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option or SAR) and (ii) the per-share exercise price of the option or SAR and (b) the number of securities underlying the grant at fiscal year end.
------------------------

                                                                 Proxy Statement

Option Exercise and Fiscal Year-End Values

         The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1999 by each of the Named
Executive Officers and the fiscal year-end value of unexercised options held by each of the Named Executive Officers.

                                    AGGREGATED OPTION/SAR EXERCISES
                                IN LAST FISCAL YEAR AND FISCAL YEAR END
                                            OPTION/SAR VALUES
                                                       Number of Securities                Value of Unexercised
                                                      Underlying Unexercised             In-the-Money Options/SARs
                                                Options/SARs at Fiscal Year-End (#)      at Fiscal Year-End ($) (1)
                                                -----------------------------------      --------------------------
                        Shares
                      Acquired on     Value
Name                  Exercise(#)  Realized($)    Exercisable       Unexercisable        Exercisable  Unexercisable
----                  -----------  -----------    -----------       -------------        -----------  -------------
Ronald A. Duncan        50,000        82,815            -0-             200,000               -0-            -0-

William C. Behnke          -0-           -0-        121,808             131,617           147,034         15,319

G. Wilson Hughes       230,000        37,500        250,000              80,000           656,250         30,000

John M. Lowber          50,000       212,500        225,141             130,284           223,284         26,569

Dana L. Tindall            -0-           -0-        185,262              70,525           158,420          4,340

------------------------
   1 Represents the difference between the fair market value of the securities underlying the options/SAR and the exercise price of the options/SAR based upon the last trading price on December 31, 1999.
------------------------

Employment and Deferred Compensation Agreements

         On April 30, 1991, the Company entered into a deferred compensation agreement with Mr. Hughes (as amended in 1996, "Hughes Agreement"). Under the terms of the Hughes Agreement, Mr. Hughes is entitled to an annual base salary of $150,000 and customary benefits. Pursuant to the agreement, Mr. Hughes was granted stock options in 1991 for 250,000 shares of Class A common stock at an exercise price of $1.75 per share, all of which are fully vested and exercisable. The Hughes Agreement also provides for Mr. Hughes to receive deferred compensation, with interest compounded annually at 10% of $50,000 in each of 1992, 1993, and 1994, $65,000 in 1995 and $75,000 in 1996, and each year thereafter, to vest on December 31 of each year. Mr. Hughes did not receive a contribution during the year ended December 31, 1999 or 1998. Upon termination of his employment with the Company, Mr. Hughes may elect to

                                                                 Proxy Statement
have the full balance of the deferred compensation paid in cash, in a lump sum or in monthly installments for up to ten years. If the monthly installment method is chosen, the unpaid balance will continue to accrue interest at 10%.

         Interest accrued under the Hughes Agreement in the amounts of $15,113, $4,894, and $-0- during the years ended December 31, 1997, 1998 and 1999, respectively. In March 1997 at the request of Mr. Hughes, the Company purchased 3,687 shares of Company Class A common stock from Mr. Hughes at a purchase price of $7.75 per share to fund certain of the vested portions of Mr. Hughes' deferred compensation under the Hughes Agreement. The Company is holding these shares in treasury until they are distributed to Mr. Hughes. While in that status, the shares are not voted and may not be disposed of by the Company or Mr. Hughes. In May 1998, again at the request of Mr. Hughes, the Company purchased an additional 30,000 shares of Company Class A common stock in the open market at a price of $6.63 per share to fund the remaining balance of the vested portion of his deferred compensation balance. Mr. Hughes' interest in 10,165 of these shares had not yet vested as of the Record Date. The stock is held in treasury by the Company for the benefit of Mr. Hughes, is not voted and may not be disposed of by the Company or Mr. Hughes. In April 2000, the Company purchased an additional 10,000 shares of Class A common stock at an average cost of $5.13 per share in the open market for the benefit of Mr. Hughes.

         The Company entered into an employment and deferred compensation agreement with Mr. Lowber in July 1992. Under the terms of the agreement, as amended in 1996, Mr. Lowber is entitled to an annual base salary of $150,000 effective January 1, 1997 and customary benefits. Mr. Lowber's salary was reduced to $135,000 effective December 1, 1998 and was reinstated to $150,000 effective January 1, 2000. In addition, Mr. Lowber is eligible to receive an annual cash bonus of up to $30,000 based upon the Company's and his performance. The agreement also provides for Mr. Lowber to receive deferred compensation of $450,000 ($65,000 per year from July 1992 through July 1999).

         If Mr. Lowber's employment or position with the Company is terminated, or if he dies, the entire $450,000 will be immediately payable. The deferred compensation has been used to purchase a life insurance policy which has been collaterally assigned to the Company to the extent of premiums paid by the Company. The Company's deferred compensation contributions will be made each July 1 through 1999 and are fully vested when made. At the earlier of termination of employment or upon election by Mr. Lowber subsequent to the end of the seven-year term of the agreement, the collateral assignment of the insurance policy will be terminated. Effective April 1, 2000, Mr. Lowber's base compensation was adjusted to $175,000 per year, and his deferred compensation agreement was extended to include a continued annual contribution of $65,000.

                                                                 Proxy Statement

         In February 1995, the Company agreed to pay deferred compensation to Mr. Behnke in the amount of $20,000 per year for each of 1995 and 1996, each contribution by the Company to vest at the end of the calendar year during which the allocation was made, and accruing interest at 10% per annum. The first allocation under the plan was made in December 1995. The interest accrued under this deferred compensation plan was $4,200, $114 and $-0- during the years ended December 31, 1997, 1998, and 1999, respectively. Effective January 1, 1997, the Company and Mr. Behnke entered into a compensation agreement ("Behnke Agreement") which provides for compensation through December 31, 2001. The Behnke Agreement provides for base compensation of $150,000 per year, increasing $5,000 annually for the years ending December 31, 1999, 2000 and 2001. The Behnke Agreement provides for target incentive compensation of $45,000 per year of which 78% will be deferred. Mr. Behnke's compensation was reduced to $135,000 effective December 1, 1998. Mr. Behnke's base compensation was increased to $175,000, and his incentive compensation reduced to $25,000, effective on November 1, 1999.

         Pursuant to the Behnke Agreement, the Company agreed to grant Mr. Behnke an option to purchase 100,000 shares of Class A common stock at an exercise price of $7.00 per share, which will vest in equal amounts on January 1, 2000, 2001 and 2002. Pursuant to the Behnke Agreement, the Company has created a deferred compensation account for Mr. Behnke in the amount of $285,000, of which $64,149 plus accrued interest of $6,314 was vested on December 31, 1999 and the rest of which will vest as earned under the incentive compensation provision of the Behnke Agreement. Mr. Behnke may direct the Company to invest the entire $285,000 in the Company's common stock. The vested portions of the deferred compensation account will be paid to Mr. Behnke upon termination of his employment with the Company. At the request of Mr. Behnke, effective October 1997, the Company purchased from him 23,786 shares of Company Class A common stock at a price of $7.78 per share to fund a portion of his deferred compensation account. As of the Record Date, Mr. Behnke had a vested interest in 9,055 of those shares held for his benefit.


Non-Qualified, Unfunded Deferred Compensation Plan

         In February 1995, the Company established a non-qualified, unfunded, deferred compensation plan to provide a means by which certain employees of the Company may elect to defer receipt of designated percentages or amounts of their compensation and to provide a means for certain other deferrals of compensation. Employees eligible to participate in the plan are determined by the Board. The Company may, at its discretion, contribute matching deferrals in amounts selected by the Company.

                                                                 Proxy Statement

         Participants immediately vest in all elective deferrals and all income and gain attributable to that participation. Matching contributions and all income and gain attributable to them vest on a case-by-case basis as determined by the Company. Participants may elect to be paid in either a single lump-sum payment or annual installments over a period not to exceed ten years. Vested balances are payable upon termination of employment, unforeseen emergencies, death or total disability and change of control or insolvency of the Company. Participants are general unsecured creditors of the Company with respect to deferred compensation benefits of the plan.

         During the year ended December 31, 1999 and up through the Record Date, none of the Named Executive Officers had participated in this plan.

         Except as disclosed in this Proxy Statement, as of December 31, 1999 and the Record Date, there were no compensatory plans or arrangements, including payments to be received from the Company, with respect to the Named Executive Officers for the year ended December 31, 1999. This statement is limited to situations where such a plan or arrangement resulted in or will result from the resignation, retirement, or any other termination of a Named Executive Officer's employment with the Company or its subsidiaries or from a change of control of the Company or a change in that officer's responsibilities following a change in control and where the amount involved, including all periodic payments or installments, exceeded $100,000.


Long-Term Incentive Plan Awards

         The Company had no long-term incentive plan in operation during the year ended December 31, 1999.

Stock Purchase Plan

         In December 1986, the Company adopted a Qualified Employee Stock Purchase Plan which has been subsequently amended from time to time ("Stock Purchase Plan"). The plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended. All employees of the Company, who have completed at least one year of service, are eligible to participate in the plan. Eligible employees may elect to reduce their taxable compensation in any even dollar amount up to 10% of such compensation up to a maximum per employee of $10,500 for 2000. Employees may contribute up to an additional 10% of their compensation with after-tax dollars.

         Subject to certain limitations, the Company may make matching contributions of common stock for the benefit of employees. Such a contribution will vest in increments over the first six years of employment. Thereafter, they are fully vested when made.

                                                                 Proxy Statement

No more than 10% of any one employee's compensation will be matched in any year. In addition, the combination of salary reductions, after-tax contributions and Company matching contributions for any employee cannot exceed the lesser of $30,000 or 25% of such employees' compensation (determined after salary reduction) for any year.

         Under the terms of the Stock Purchase Plan, participating eligible employees may direct their contributions to be invested in Company common stock, MCI WorldCom common stock, AT&T Corp. common stock, and various identified mutual funds. As of the Record Date, the Stock Purchase Plan was considering alternatives to these non-Company investments.

         Employee contributions invested in Company common stock are eligible to receive up to 100% Company matching contributions in common stock as determined by the Company each year. Employee contributions that are directed into investments other than Company common stock are eligible to receive Company matching contributions of up to 50%, as determined by the Company each year, for the purchase by or otherwise issuance to the Plan of additional shares of common stock of the Company. All contributions are invested in the name of the plan for the benefit of the respective participants in the plan. The participants generally do not have voting or disposition power with respect to the Company shares allocated to their accounts. Those shares are voted by a committee for the plan.

         The Stock Purchase Plan is administered through a plan administrator (currently Alfred J. Walker), and the plan's committee is appointed by the Board. The assets of the plan are invested from time to time by the trustee at the direction of the plan's committee, except that participants have the right to direct the investment of their contributions to the Stock Purchase Plan (although an election to invest in Company common stock is generally irrevocable). The plan administrator and members of the plan's committee are all employees of the Company or its subsidiaries. The plan's committee has broad administrative discretion under the terms of the plan.

         As of the Record Date, there remained 72,790 shares of Class A and 464,318 shares of Class B common stock allocated to the plan and available for issuance by the Company or otherwise acquisition by the plan for the benefit of participants in the plan.


Stock Option Plan

         In December 1986, the Company adopted the 1986 Stock Option Plan. The plan has been subsequently amended from time to time.

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                                                                         Page 40

         Under the plan, the Company is authorized to grant non-qualified options to purchase shares of Class A common stock to key employees of the Company, a subsidiary of the Company, or a subsidiary of a subsidiary of the Company (including officers and directors who are employees) and non-employee directors of the Company or those subsidiaries. The number of shares of Class A common stock allocated to the Stock Option Plan was increased to 7.2 million shares upon approval by the shareholders of the Company at its 1999 annual meeting. The number of shares for which options may be granted is subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations and certain other changes in corporate structure or capitalization.

         As of the Record Date, 5,507,803 shares were subject to outstanding options under the Stock Option Plan, 1,537,654 shares had been issued upon the exercise of options under the plan and 154,543 shares remained available for additional grants under the plan.

         As of the Record Date, the Stock Option Plan was administered by an option committee composed of four members of the Board, i.e., the Option Committee. The members of that committee are identified elsewhere in this Proxy Statement. See, "Management of Company: Board and Committee Meetings." The Option Committee was established by the Board in July 1997. Prior to that date, the entire Board administered the plan.

         The Option Committee selects optionees and determines the terms of each option, including the number of shares covered by each option, the exercise price and the option exercise period which, under the Stock Option Plan, may be up to ten years from the date of grant. Options granted that have not become exercisable terminate upon the termination of the employment or directorship of the optionholder. Exercisable options terminate from one month to one year after such termination, depending on the cause of such termination. If an option expires or terminates, the shares subject to such option become available for additional grants under the Stock Option Plan.


Report on Repricing of Options/SARs

         During the year ended December 31, 1999, the Company did not adjust or amend the exercise price of stock options or SARs previously awarded to any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means.

                                                                 Proxy Statement

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee is composed of all members of the Board, and the identity and relationships of the Board members to the Company are described elsewhere in this Proxy Statement. See, "Management of Company: Directors and Executive Officers"; "Ownership of Company"; and "Certain Transactions." During the year ended December 31, 1999, Messrs. Duncan (a Named Executive Officer) and Walp participated in deliberations of the Compensation Committee concerning executive officer compensation other than deliberations concerning their own compensation.


Compensation Committee Report on Executive Compensation

         The duties of the Compensation Committee are as follows:

         - Prepare, on an annual basis for the review of and action by the Board, a statement of policies, goals, and plans for executive officer and Board member compensation, if any --

              - Statement is specifically to address expected performance and compensation of and the criteria on which compensation is based for the chief executive officer and such other executive officers of the Company as the Board may designate for this purpose

         - Monitor the effect of ongoing events on and the effectiveness of existing compensation policies, goals, and plans--

              - Events specifically include but are not limited to the status of the premise that all pay systems correlate with the compensation goals and policies of the Company

              -    Report from time to time, its findings to the Board

         - Monitor compensation-related publicity and public and private sector developments on executive compensation

         - Familiarize itself with and monitoring the tax, accounting, corporate, and securities law ramifications of the compensation policies of the Company, including but not limited to --

              - Comprehending a senior executive officer's total compensation package


                                                                 Proxy Statement

              - Comprehending the package's total cost to the Company and its total value to the recipient

              - Paying close attention to salary, bonuses, individual insurance and health benefits, perquisites, loans made or guaranteed by the Company, special benefits to specific executive officers, individual pensions, and other retirement benefits

         - Establish the overall cap on executive compensation and the measure of performance for executive officers, either by predetermined measurement or by a subjective evaluation

         - Strive to make the compensation plans of the Company simple, fair, and structured so as to maximize shareholder value

         For the year ended December 31, 1999, the duties of the Compensation Committee in the area of executive compensation specifically included addressing the reasonableness of compensation paid to executive officers. In doing so, the committee took into account how compensation compared to compensation paid by competing companies as well as the Company's performance and available resources.

         The compensation policy of the Company as established by the Compensation Committee is that a portion of the annual compensation of senior executive officers relates to and is contingent upon the performance of the Company. In addition, executive officers participating in deferred compensation agreements established by the Company are, under those agreements, unsecured creditors of the Company.

         In February 1999, the Compensation Committee established compensation levels for 1999 for all corporate officers, including the Named Executive Officers. Also at that time the Compensation Committee established structured annual incentive bonus agreements with Mr. Duncan and with each of several of its senior and other executive officers, including Messrs. Behnke, Hughes and Lowber, and Ms. Tindall. The agreements included the premise that the Company's performance, or that of a division or subsidiary, as the case may be, for purposes of compensation would be measured by the Compensation Committee against goals established at that time and were reviewed and approved by the Board. The goals included targets for revenues and cash flow standards for the Company or the relevant division or subsidiary. Targeted objectives were set and measured from time to time by the Compensation Committee. Other business achievements of the Company obtained through the efforts of an executive officer were also taken into consideration in the evaluation of performance. Performances were evaluated and no bonuses were issued as described elsewhere in this section. See, within this section, "-- Executive Compensation."

                                                                 Proxy Statement

         During the year ended December 31, 1999 the Compensation Committee monitored and provided direction for the Stock Purchase Plan and Stock Option Plan. In addition, the Compensation Committee reviewed compensation levels of members of management, evaluated the performance of management, and considered management succession and related matters. The Compensation Committee reviewed in detail all aspects of compensation for the Named Executive Officers and other executive officers of the Company and its subsidiaries.

         The practice of the Compensation Committee in future years will likely be to continue to review directly the compensation and performance of Mr. Duncan as chief executive officer and to review recommendations by Mr. Duncan for the compensation of other senior executive officers.


Performance Graph

         The following graph includes a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its Class A common stock during the five-year period from December 31, 1994 through December 31, 1999. This return is measured by dividing (1) the sum of (a) the cumulative amount of dividends for the measurement period (assuming dividend reinvestment, if any) and (b) the difference between the Company's share price at the end and the beginning of the measurement period, by (2) the share price at the beginning of that measurement period. This line graph is compared in the following graph with two other line graphs during that five-year period, i.e., a market index and a peer index.

         The market index is the Center for Research in Securities Prices Index for the Nasdaq Stock Market for United States companies. It presents cumulative total returns for a broad based equity market assuming reinvestment of dividends and is based upon companies whose equity securities are traded on the Nasdaq Stock Market. The peer index is the Center for Research in Securities Prices Index for Nasdaq Telecommunications Stock. It presents cumulative total returns for the equity market in the telecommunications industry segment assuming reinvestment of dividends and is based upon companies whose equity securities are traded on the Nasdaq Stock Market. The line graphs represent monthly index levels derived from compounding daily returns.

         In constructing each of the line graphs in the following graph, the closing price at the beginning point of the five-year measurement period has been converted into a fixed investment, stated in dollars, in the Company's Class A common stock (or in the stock represented by a given index, in the cases of the two comparison indexes), with cumulative returns for each subsequent fiscal year measured as a change from that investment. Data for each succeeding fiscal year during the five-year measurement

                                                                 Proxy Statement
period are plotted with points showing the cumulative total return as of that point. The value of a shareholder's investment as of each point plotted on a given line graph is the number of shares held at that point multiplied by the then prevailing share price.

         The Company's Class B common stock is traded over-the-counter on a more limited basis. Therefore, comparisons similar to those previously described for the Class A common stock are not directly available. However, the performance of Class B common stock may be analogized to that of the Class A common stock in that the Class B common stock is readily convertible into Class A common stock by request to the Company.

                                                                 Proxy Statement

                    Comparison of Five-Year Cumulative Return
                Performance Graph for General Communication, Inc.














   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS PERFORMANCE GRAPH FOR GENERAL COMMUNICATION, INC.,
                                      NASDAQ STOCK MARKET INDEX FOR
              UNITED STATES COMPANIES, AND NASDAQ TELECOMMUNICATIONS STOCK (1,2,3,4)
-----------------------------------------------------------------------------------------------------------
                                                        Nasdaq Stock Market                Nasdaq
      Measurement Period                                   Index for U.S.            Telecommunications
     (Fiscal Year Covered)          Company ($)            Companies ($)                 Stock ($)
-----------------------------------------------------------------------------------------------------------
         FYE 12/31/94                  100.0                   100.0                       100.0

         FYE 12/31/95                  132.3                   141.3                       130.9

         FYE 12/31/96                  209.7                   173.9                       133.9

         FYE 12/31/97                  171.0                   213.1                       195.4

         FYE 12/31/98                  104.8                   300.4                       323.5

         FYE 12/31/99                  112.9                   556.0                       572.4

------------------------
   1 The lines represent monthly index levels derived from compounded daily returns that include all dividends.

   2 The indexes are reweighted daily, using the market capitalization on the previous trading day.

   3 If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

   4    The index level for all series was set to $100.00 on 12/31/94.
------------------------

                                                                 Proxy Statement

Legal Proceedings

         The Board is unaware of any legal proceedings which may have occurred during the past five years and which would be material to an evaluation of the ability or integrity of any director or executive officer of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

         Based upon a review of Forms 3, 4, and 5 adopted pursuant to the Exchange Act and completed and furnished to the Company by its shareholders and any amendments to those forms furnished to the Company, the Company is unaware of any director, officer, or beneficial owner of more than 10% of any class of common stock of the Company who failed to file on a timely basis, as provided in those forms, reports required under Section 16(a) of that act during the year ended December 31, 1999.



                              CERTAIN TRANSACTIONS

Series B Preferred Stock

         On April 30, 1999, the Company issued and sold the Series B preferred stock for $20 million, i.e., a total of 20,000 convertible, redeemable, accreting shares of its preferred stock pursuant to the Preferred Stock Offering. Prior to that issuance, the Board, by resolution, approved the Statement of Stock Designation for the issuance of Series B preferred stock ("1999 Designation") and a Series B preferred stock agreement in anticipation of the Preferred Stock Offering.

         The 1999 Designation sets forth the specific rights of holders of the Series B preferred stock, including dividend rights, liquidation rights, redemption rights, voting rights, and conversion rights. The Series B agreement sets forth the terms of the sale of the stock and representations and warranties of the parties, and includes other rights of the holders of the stock, including registration rights granted to the investors. The terms and conditions of the 1999 Designation and that agreement are generally referred to in this section as the terms of the Preferred Stock Offering.

         The Board filed the 1999 Designation with the Alaska Department of Commerce and Economic Development (presently named the Alaska Department of Community and Economic Development) in accordance with the Alaska Corporations Code. Under the code, that filing constitutes an amendment to the Articles.

                                                                 Proxy Statement

         The Preferred Stock Offering terms provide that the shares of Series B preferred stock must be ranked senior to all other classes of equity securities of the Company. The holders of the Series B preferred stock will receive dividends through the fourth anniversary of issuance of the stock, i.e., April 30, 2003, at the rate of 8.5% of a liquidation preference payable semiannually, in cash, or in additional fully-paid shares of Series B preferred stock. After that fourth anniversary, the interest rate increases to 17% per annum. The terms of the offering also include that, should the Company be permitted to issue equity redeemable at the option of the holder, the parties to the offering would agree to enter into appropriate amendments to the offering to permit the holders to demand redemption at any time after the fourth anniversary of the issuance of the Series B preferred stock and to remove the provision increasing the dividend rate on that stock to 17% per annum after that fourth anniversary. The Alaska legislature has enacted revisions to the Alaska Corporations Code to allow an Alaska corporation, e.g., the Company, to issue such redeemable equity as further described elsewhere in this Proxy Statement. See, "Company Annual
Meeting: Article Amendments, Repeal of 1991 Designation -- Preferred Stock Offering." The liquidation preference specified in the offering is $1,000 per share, plus accrued but unpaid dividends and fees.

         The Preferred Stock Offering terms provide for mandatory redemption twelve years from the date of closing on the sale of stock or upon the occurrence of certain "triggering events." These events include an acceleration of certain obligations of the Company or its subsidiaries having an outstanding balance in excess of $5 million, a change in control of the Company, commencement of bankruptcy or insolvency proceedings against the Company, a breach of the limitations on certain Company long term debt set forth in the offering, a liquidation or dissolution of the Company, or a merger, consolidation or sale of all or substantially all of the assets of the Company which would significantly and adversely affect the rights and preferences of the outstanding Series B preferred stock. The terms also include redemption of those shares at the option of the Company any time after the fourth anniversary of the closing. The redemption price is the amount paid plus accrued and unpaid dividends.

         The Preferred Stock Offering terms include that the Series B preferred stock is convertible at any time into shares of Company Class A common stock with a conversion price of $5.55 per share. The terms further provide for mandatory conversion, in the discretion of the Company, at any time subsequent to the third anniversary of the closing at a price equal to two times the conversion price previously described, assuming the stock is trading at no less than two times the conversion price. The terms include, in the event the Company is unable or unwilling to redeem the Series B preferred stock subject to the terms of the mandatory redemption, the investors will have the option to convert their Series B preferred stock into Company Class A common stock. The terms further include that the shares of Series B preferred stock are exchangeable, in whole but not in part, at the Company's option into subordinated

                                                                 Proxy Statement
debt with terms and conditions comparable to those governing the Series B preferred stock.

         The Preferred Stock Offering terms provide that the holders of the Series B preferred stock will have the right to vote on all matters presented for vote to the holders of common stock on an as-converted basis. Additionally, the Preferred Stock Offering requires, as long as shares of Series B preferred stock are outstanding and unconverted, that the holders will have the right to vote, as a class, and the Company must obtain the written consent of holders of a majority (at least 80% for the first three items) of that stock to take any of the following actions:

         - Amend the Articles or amend or repeal the Bylaws in a way which significantly and adversely affects the rights or preferences of holders of the outstanding Series B preferred stock

         - Issue additional shares of Company preferred stock except as may be required under the terms and conditions of the issuance of the Series B preferred stock

         - Merge or consolidate the Company with another entity or sell all or substantially all of its assets, in any case where the terms of that action would significantly and adversely affect the rights, privileges, and preferences of the Series B preferred stock

         -    Liquidate or dissolve the Company

         - Declare or pay any dividends on capital stock of the Company, other than to the holders of the Series B preferred stock, or set aside any sum for any such purpose

         - Purchase, redeem or otherwise acquire for value, or pay into or set aside as a sinking fund for such purpose, any capital stock of the Company, other than the Series B preferred stock, or any warrant, option or right to purchase any such capital stock, other than that Series B preferred stock

         - Take any action which would result in taxation of the holders of the Series B preferred stock under Section 305 of the Internal Revenue Code of 1986, as amended

         Of these seven specific actions, the Alaska Corporations Code, generally, requires shareholder approval of actions one (article amendment), three (merger and

                                                                 Proxy Statement
other reorganization), and four (dissolution). The code requires an affirmation vote by at least a simple majority of the outstanding shares to approve an amendment to corporate articles. The code further provides that holders of outstanding shares of a class may vote as a class on such proposed amendment where the amendment addresses certain specific changes, including changes to the designations, preferences, limitations or relative rights of the shares of the class or changes which increase the rights and preference of a class having rights and preferences prior or superior to the shares of the class. In this instance at least a simple majority of the outstanding shares, by class, would be required to approve the article amendment.

         The Alaska Corporations Code further requires an affirmative vote by at least two-thirds of the outstanding shares per class (and by at least two-thirds of the outstanding shares per class, if a class of shares is entitled to vote) to approve a merger, consolidation, sale of assets not in the regular course of business, or dissolution of a corporation. The code allows a corporation to specify in its articles of incorporation that its board shall have the exclusive right to adopt, alter, amend or repeal its bylaws. The Articles provide that the Board has that exclusive right with respect to the Bylaws. The other four specific actions, i.e., two (issuance of additional shares), five (declaration of dividends), six (purchase of capital stock), and seven (action adverse to taxation position regarding the Series B preferred stock), typically do not require shareholder approval. That is, under the present Articles, these four actions, normally, are matters upon which the Board has authority to act.

         In summary, under the present Articles and 1999 Designation, the holders of Series B preferred stock have the right to vote as a class on amendments to the Articles. At least a simple majority of the outstanding shares of that class must approve such amendments, in addition to requisite approval by the outstanding Company common stock. Furthermore, under the present Articles and 1999 Designation those holders, in essence, do not have a right to require an effective class vote on actions to merge, consolidate, sell substantial assets not in the regular course of business, or dissolve the Company. However, those holders do have the right to require their prior consent on the other four actions previously outlined (issuing additional shares, declaring dividends, purchase of capital stock, and taking action adverse to their taxation position regarding the Series B preferred stock).

         So long as shares of Series B preferred stock are outstanding, the holders have the right under the terms of the Preferred Stock Offering to recommend one individual to the Board. Under the terms of that offering, the Board expanded its size from nine to ten seats and appointed an individual at the recommendation of Prime VIII, L.P. to serve until that individual's name was placed in nomination at the Annual Meeting and election of nominees to the Board at that meeting. See "Management of Company: Board and Committee Meetings." The terms of the offering also provide that the Board

                                                                 Proxy Statement
include the individual recommended by the holder of the outstanding Series B preferred stock on subsequent Board slates for election of directors and actively seek the election of that individual to the Board. The Company has been informed that Mr. Lattanzio is the nominee of those holders, and his name has been included in the slate of nominees proposed by the present Board.

         The terms of the offering further provide that, should the holders of Company common stock not elect the individual designated by the holder of Series B preferred stock, those holders will have the right to appoint an observer at the meetings of the Board. Those terms of the offering further provide, independent of this observer right, that at any time that the designated individual is not an employee of either of the investors in the Series B preferred stock or their respective affiliates, that investor will have an additional right to appoint an observer to attend all meetings of the Board. The terms of the offering also provide that these rights of the holders of Series B preferred stock relating to the Board seat and observers are to remain effective so long as any of the Series B preferred stock remains outstanding.

         The Preferred Stock Offering terms include that the holders of the Series B preferred stock will have a right of first refusal to acquire up to a total of $5 million in the next private financing that the Company might choose to initiate.

         The Series B preferred stock is convertible at any time into Class A common stock of the Company with registration rights.

         Management of the Company is aware of certain limitations in the present Articles which conflict with the voting rights sought by the investors in the Preferred Stock Offering. These limitations are discussed elsewhere in this Proxy Statement. See, "Company Annual Meeting: Article Amendments." Management has informed the investors of these limitations, and the Board has adopted a resolution to amend the Articles to accommodate the Preferred Stock Offering. That is, the Article Amendments include amendments to accommodate that offering. The Company has agreed to use commercially reasonable efforts to submit that amendment to a vote of and recommend its adoption by the Shareholders at the Annual Meeting.


MCI WorldCom Agreements

         As of the Record Date, the Company continued to have a significant business relationship with MCI WorldCom, including the following:

         - Under the MCI WorldCom Traffic Carriage Agreement, the Company agrees to terminate all Alaska-bound MCI WorldCom long distance traffic

                                                                 Proxy Statement
              and MCI WorldCom agrees to terminate all of the Company's long distance traffic terminating in the lower 49 states, excluding Washington, Oregon and Hawaii

         - MCI WorldCom licenses certain service marks to the Company for use in Alaska

         -    MCI WorldCom has purchased certain service marks of the Company

         - The parties agree to share some communications network resources and various marketing, engineering and operating resources

         - Company manages Kanas Telecom, Inc., a company that owns and operates a fiber optic cable system constructed along the trans-Alaska oil pipeline corridor extending from Prudhoe Bay to Valdez, Alaska

In addition, MCI WorldCom, in connection with providing to the Company credit enhancement to permit the Company to purchase a portion of an undersea cable linking Seward, Alaska with Pacific City, Oregon, had leased from the Company all of the capacity owned by the Company on the undersea fiber optic cable and the Company had leased such capacity back from MCI WorldCom. This agreement was terminated in November 1999.

         The Company handles MCI WorldCom's 800 traffic originating in Alaska and terminating in the lower 49 states and handles traffic for MCI WorldCom's calling card customers when they are in Alaska, while MCI WorldCom originates calls for the Company's calling card customers when they are in the lower 49 states. Revenues attributed to the MCI WorldCom Traffic Carriage Agreement in 1999 were approximately $40.5 million, or approximately 14.5% of total revenues.


Prime Management Agreement

         In connection with its acquisition of several cable systems in 1996, the Company entered into the Prime Management Agreement, a cable television management agreement with Prime Management, i.e., Prime II Management, L.P., a Delaware limited partnership, to manage those systems. Under the Voting Agreement, the parties to it agreed to vote for the nominee designated by Prime Management in the election of directors to the Board. The Company is unaware of the total shareholdings in the Company of Prime Management and its affiliates. See, "Management of Company: Voting Agreement"; and "Ownership of Company:
Changes in Control -- Voting Agreement."

                                                                 Proxy Statement

         Under the Prime Management Agreement, the Company pays Prime Management a fee for managing the Company's cable systems. For management services under the agreement and subsequent to October 31, 1997, Prime Management agreed to consideration in the form of $125,000 and a stock warrant which provides for the purchase of 425,000 shares of Company Class A common stock at a price of $3.25 per share. The Company paid to Prime Management fees for similar services in the amount of $200,000 for the nine-month period ended October 31, 1999. The Company will pay fees for similar services in the amount of $400,000 for the year ended October 31, 2000. The warrant expires December 2003.

         Any portion of the management fee which is past due will bear interest at a rate per annum equal to 17.5% until paid. In addition, the Company is required to reimburse Prime Management for any costs and expenses incurred by it in connection with managing the Company's cable systems, including travel and entertainment expenses (the contract states that such costs and expenses are not anticipated to exceed $200,000 on an annualized basis). The agreement has a term of nine years but either party may terminate the agreement in its discretion after October 31, 2000. The agreement is expected to be terminated during 2000 by mutual agreement of the parties.


Duncan Lease

         The Company entered into a long-term capital lease agreement ("Duncan Lease") in 1991 with a partnership in which Mr. Duncan, the President and Chief Executive Officer and a director of the Company, held a 50% ownership interest. Mr. Duncan sold his interest in the partnership in 1992 to Dani Bowman, who later became Mr. Duncan's spouse. However, Mr. Duncan remains a guarantor on the note which was used to finance the acquisition of the property subject to the Duncan Lease. That property consists of a building presently occupied by the Company. The Duncan Lease term is 15 years with monthly payments of $14,400, increasing in $800 increments at each two-year anniversary of the lease, beginning in 1993.

         As of the Record Date, the monthly payments were $17,600. If the partnership sells the property subject to the Duncan Lease prior to the end of the tenth year of the Duncan Lease, the partnership will pay to the Company one-half of the net proceeds in excess of $1,035,000. If that property is not sold prior to the end of the tenth year of the lease, the partnership will pay to the Company the greater of one-half of the appreciated value of the property over $1,035,000, or $500,000. The property subject to the Duncan Lease was capitalized in 1991 at the partnership's cost of $900,000, and the Duncan Lease obligation was recorded in the consolidated financial statements of the Company. See, "Annual Report."

                                                                 Proxy Statement

         On September 11, 1997, the Company purchased for $150,000, a parcel of property adjoining the property subject to the Duncan Lease. The parcel was purchased to provide space for additional parking facilities for the Company's use of the adjoining property under the Duncan Lease. A portion of the parcel, valued at $87,900, was simultaneously deeded to Dani Bowman in order to accommodate the platting requirements of the Municipality of Anchorage necessary to allow use of the parcel for parking facilities. In June 1999, the Company agreed, in exchange for a payment of $135,000, to extend the lease term for an additional five-year term expiring September 30, 2011 at a rental rate of $20,000 per month and to incorporate the adjoining property into the lease agreement.


Hughes and Behnke Stock Sales

         The Company has purchased shares of Class A common stock from Mr. Hughes for the purpose of funding his deferred compensation account under the Hughes Agreement. Similarly, the Company has purchased shares of Class A common stock from Mr. Behnke for the purpose of funding his deferred compensation account under the Behnke Agreement. These transactions are described further elsewhere in this Proxy Statement. See, "Management of Company: Executive Compensation" and "-- Employment and Deferred Compensation Agreements."


Indebtedness of Management

         A significant portion of the compensation paid to executive officers of the Company is in the form of stock options. Because insider sales of capital stock of the Company upon exercise of such options may have a negative impact on the price of the Company's common stock, the Board has encouraged executive officers of the Company not to exercise stock options and sell the underlying stock to meet personal financial requirements. The Company has instead extended loans to such executive officers secured by their shares or options. As of the Record Date, total indebtedness of management was $4,302,661 (including accrued interest of $438,621), $2,382,482 in principal amount of which was secured by shares or options, $369,058 of which was otherwise secured by collateral of the borrowers, and $1,112,500 of which was unsecured.

         As of the Record Date, Mr. Duncan was indebted to the Company in the aggregate principal amount of $1,112,500 plus accrued interest of $153,120 ("Outstanding Duncan Loans"). The Outstanding Duncan Loans were made to Mr. Duncan for his personal use and to exercise stock option agreements. They consist of a loan of $150,000 made in December 1996, an additional loan of $50,000 made in January

                                                                 Proxy Statement

1997, an additional loan of $150,000 made in December 1997, an additional loan of $600,000 made in October 1998, and $162,500 in November 1999. These loans accrue interest at the Company's variable rate under the Company's senior credit facility, are unsecured and become due and payable, together with accrued interest through November 1, 2002.

         The largest aggregate principal amount of indebtedness owed by Mr. Duncan to the Company at any time since January 1, 1999 was $1,265,620, all of which remained outstanding as of the Record Date.

         The Company loaned $45,000 to Mr. Hughes in December 1995 for his personal requirements. The principal under the promissory note bears interest at the Company's variable rate under its senior credit facility, and is secured by options to purchase 250,000 shares of Class A common stock ("Hughes Collateral"). The principal is due, together with accrued interest, on June 30, 2000. As of the Record Date, the Company expected that the due date would be extended. In August 1996 and April 1999, Mr. Hughes received advances of $25,000 and $20,000, respectively, from the Company which bear interest at the Company's variable rate under its senior credit facility. This indebtedness is secured by the Hughes Collateral. The $25,000 advance is to be repaid by Mr. Hughes on June 30, 2000. The $20,000 advance was repaid in June 1999. On December 3, 1999, the Company loaned Mr. Hughes an additional $882,500 to exercise stock options. The loan is secured by the Hughes Collateral, bears interest at the Company's variable rate under its senior credit facility and is due on December 3, 2002. As of the Record Date, the accrued interest under these advances and loans were $45,860.

         As of the Record Date, Mr. Behnke, Mr. Dowling and Ms. Tindall were indebted to the Company in the respective principal amounts of $459,002, $850,981, and $120,000, plus accrued interest of $45,406, $169,087, and $2,206, respectively.

         The $459,002 owed by Mr. Behnke, is secured by an option to purchase 100,000 shares of Company Class A common stock ("Behnke Collateral"), all of which is due and payable, together with accrued interest through November 1, 2004 and consists of the following:

         -    $9,002 (remaining balance on a $48,000 loan entered into in April
              1993) borrowed for his personal requirements, which amount bears interest at 9% per annum

         - $50,000 borrowed in September 1995 for his personal requirements, which amount bears interest at the Company's variable rate under its senior credit facility

                                                                 Proxy Statement

         - $50,000 borrowed in January 1997 for his personal requirements, which amount bears interest at the Company's variable rate under the Company's senior credit facility

         - $50,000 borrowed in June 1999 for this personal requirements, which amount bears interest at the Company's variable rate under its senior credit facility

         - $50,000 borrowed in September 1999 for his personal requirements, which amount bears interest at the Company's variable rate under its senior credit facility

         - $250,000 borrowed in November 1999 for his personal requirements, which amount bears interest at the Company's variable rate under its senior credit facility

Should the Company elect to terminate Mr. Behnke's employment, other than for cause prior to November 1, 2004, the Company will forgive any remaining balance of principal and interest associated with the September and November 1999 borrowings.

         The $850,981 owed by Mr. Dowling bears interest at the Company's variable rate under its Senior Credit Facility, is secured by 160,297 shares of Class A common stock and 74,028 shares of Class B common stock. This indebtedness consists of $224,359 borrowed in August 1994 and $86,000 borrowed in April 1995, each to pay income taxes due upon exercise of stock options, an additional $20,000 borrowed in June 1997, and an additional $5,500 borrowed in June 1998, all for his personal requirements, and an additional $515,122 borrowed on January 7, 2000 to exercise stock options. Mr. Dowling's loans are payable in full through August 26, 2004.

         The Company loaned Ms. Tindall $70,000 in January 1996 and an additional $50,000 in May 1998, both for her personal requirements, which amounts bear interest at the rate of 6.54% per annum, are secured by options to purchase 150,000 shares of Class A common stock and are due and payable, together with accrued interest, on January 1, 2001. So long as Ms. Tindall remains in the employ of the Company, the accrued interest payment will be waived at the beginning of each year. Interest forgiven for the year ended December 31, 1999 was $6,639. Interest accrued as of the Record Date totaled $2,206.

         The largest aggregate principal amount of indebtedness owed to the Company by each of Mr. Behnke, Mr. Dowling and Ms. Tindall at any time since January 1, 1999 and through the Record Date was, as of the Record Date, $504,408, $1,020,068, and $122,206, respectively.

                                                                 Proxy Statement

         The Company loaned $185,000 to Mr. Lowber during April 1997 to purchase real property. The promissory note is secured by the cash surrender value of a life insurance policy, bears interest at 6.49% and will be due and payable, together with accrued interest, in three equal annual installments beginning June 30, 2000. So long as Mr. Lowber remains in the employ of the Company, the accrued interest will be waived at the beginning of each year. Interest forgiven for the year ended December 31, 1999 was $12,007.

         In July 1998, September 1998, and February 1999, the Company loaned Mr. Lowber, $46,819, $33,935, and $103,303, respectively. The proceeds of the loans were used to exercise rights under a stock option agreement and pay income taxes resulting from that exercise. These notes are secured by the cash surrender value of a life insurance policy, bear interest at the Company's variable rate under its senior credit facility and are due on June 30, 2000. As of the Record Date, the Company expected that the due date would be extended. Interest accrued as of the Record Date totaled $22,941.


Registration Rights Agreements

         The Company is a party to registration rights agreements ("Registration Rights Agreements") with MCI WorldCom (regarding Class A common stock and succeeding to the rights of MCI Telecommunications Corporation), the holders of Company Series B preferred stock (Toronto Dominion Investments, Inc. and Prime VIII, L.P.) and certain other persons. Since January 1, 1999 and up through the Record Date, the Company believed the only party to those agreements who owned of record or beneficially more than five percent of any class of the Company's common stock was MCI WorldCom (Class A common stock), and Toronto Dominion Investments, Inc. and Prime VIII, L.P. (Series B preferred stock convertible to Class A common stock). None of these persons, other than those identified elsewhere in this Proxy Statement, were directors, officers, nominees for election as directors, owners of 5% or more of the outstanding stock of the Company, or members of the immediate family of such directors, officers, or nominees of the Company. All of the MCI WorldCom shareholdings of the Company and all of the shareholdings of Toronto Dominion Investments, Inc. and Prime VIII, L.P. are subject to corresponding Registration Rights Agreements with the Company. See, "Management of Company: Directors and Executive Officers" and "Ownership of Company."

         The terms of the Registration Rights Agreements vary, although they generally share several common terms. The basic terms are as follows.

                                                                 Proxy Statement

         If the Company proposes to register any of its securities under the Securities Act of 1933, as amended ("Securities Act") for its own account or for the account of other shareholders, the Company must notify all of the holders under the Registration Rights Agreements of the Company's intent to register such common stock. In addition, the Company must allow the holders an opportunity to include their shares ("Registerable Shares") in that registration.

         Each holder also has the right, under certain circumstances, to require the Company to register all or any portion of such holder's Registerable Shares under the Securities Act. The Registration Rights Agreements are subject to certain limitations and restrictions including, in cases other than the Series B preferred stock, the right of the Company to limit the number of Registerable Shares included in the registration. Generally, the Company is required to pay all registration expenses in connection with each registration of Registerable Shares pursuant to the Registration Rights Agreements.

         The Registration Rights Agreement between the Company and MCI WorldCom, dated March 31, 1993, specifically requires the Company to effect no more than two registrations at the request of MCI WorldCom. However, each registration request by MCI WorldCom must include Registerable Shares having an aggregate market value of more than $500,000. MCI WorldCom executed a second Registration Rights Agreement with the Company dated October 31, 1996, pursuant to which the Company is required to effect no more than two registrations at the request of MCI WorldCom, with each request to cover Registerable Shares having an aggregate market value of at least $1.5 million.

         The Registration Rights Agreement between the Company and the holders of the Series B preferred stock is contained within one of the documents composing the Preferred Stock Offering, dated April 30, 1999. The registration rights pertain to Class A common stock which is issued by the Company upon the holders' exercise of rights to convert the Series B preferred stock. The agreement specifically requires the Company to effect no more than two registrations at the request of holders of at least 15% of the registerable securities.

                                                                 Proxy Statement

                              OWNERSHIP OF COMPANY

Principal Shareholders

         The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of Company Class A common stock and Class B common stock and Company Series B preferred stock by each of the following:

         - Each person known by the Company to own beneficially 5% or more of the outstanding shares of Class A common stock or Class B common stock, or Series B preferred stock

         -    Each director of the Company

         -    Each of the Named Executive Officers

         - All current executive officers and directors of the Company as a group


All information with respect to beneficial ownership has been furnished to the
Company by the respective shareholders of the Company.
                                               Amount and                                                   Combined
                                                Nature of                         % of Total Shares          Voting
Name and Address of              Title of      Beneficial                            Outstanding             Power
Beneficial Owner (1)             Class (2)  Ownership (2) (#) % of Class (2)(%) (Class A & B) (2) (%)  (Class A & B) (2) (%)
--------------------             ---------  ----------------- ----------------- ---------------------  ---------------------
                                                                                    I        II             I        II
                                                                                   ---      ----           ---      ----
Parties to Voting
Agreement:

MCI WorldCom (3)                 Class A          8,251,509          17.4          18.6      17.4           24.4      23.4
515 East Amite Street            Class B          1,275,791          32.6
Jackson, MS  39201-2702         Series B              - - -         - - -

Ronald A. Duncan (3)             Class A      1,022,375 (4)           2.2           2.9       2.7            6.5       6.3
                                 Class B        460,005 (4)          11.8
                                Series B              - - -         - - -

Robert M. Walp (3)               Class A        374,589 (5)             *           1.3       1.2            3.9       3.8
                                 Class B        303,457 (5)           7.8
                                Series B              - - -         - - -

Aggregate Shares Subject         Class A      9,498,608 (6)      20.0 (6)      22.5 (6)  21.0 (6)       34.6 (6)  33.2 (6)
  to Voting Agreement            Class B      2,030,591 (6)      52.0 (6)
                                Series B              - - -         - - -

                                                                 Proxy Statement

                                               Amount and                                                   Combined
                                                Nature of                         % of Total Shares          Voting
Name and Address of              Title of      Beneficial                            Outstanding             Power
Beneficial Owner (1)             Class (2)  Ownership (2) (#) % of Class (2)(%) (Class A & B) (2) (%)  (Class A & B) (2) (%)
--------------------             ---------  ----------------- ----------------- ---------------------  ---------------------
                                                                                    I          II           I         II
                                                                                   ---        ----         ---       ----
GCI Qualified Employee Stock     Class A          3,699,566           7.8          7.5         7.0         5.8        5.6
Stock Purchase Plan              Class B            132,700           3.4
2550 Denali St., Ste. 1000      Series B              - - -         - - -
Anchorage, AK  99503

Kim Magness                      Class A      258,992 (7,8)             *          2.2         2.0        10.1        9.7
c/o Raymond L. Sutton, Jr.       Class B      844,848 (7,8)          21.6
303 East 17th Ave., Ste. 1100   Series B              - - -         - - -
Denver, CO  80203-1264

Gary Magness                     Class A      264,317 (7,8)             *          2.2         2.0        10.1        9.7
c/o Raymond L. Sutton, Jr.       Class B      843,448 (7,8)          21.6
303 East 17th Ave., Ste. 1100   Series B              - - -         - - -
Denver, CO  80203-1264

Dimensional Fund Advisors, Inc.  Class A          3,637,100           7.7          7.1         6.6         4.2        4.1
1299 Ocean Ave., 11th Floor      Class B              - - -         - - -
Santa Monica, CA  90401         Series B              - - -         - - -

Merrill Lynch Asset              Class A          2,979,300           6.3          5.8         5.4         3.5        3.3
Management Group                 Class B              - - -         - - -
World Financial Center,         Series B              - - -         - - -
North Tower
250 Vesey Street
New York, New York  10381

Prime VIII, L.P.                 Class A            -0- (9)         - - -        - - -         1.6       - - -        1.0
3000 One American Center         Class B              - - -         - - -
600 Congress Avenue             Series B              5,000            25
Austin, Texas 78701

Toronto Dominion                 Class A            -0- (9)         - - -        - - -         4.9       - - -        3.0
Investments, Inc.                Class B              - - -         - - -
31 West 52nd Street             Series B             15,000            75
New York, NY 10019-6101

William C. Behnke                Class A       163,296 (10)             *            *          *            *          *
                                 Class B              - - -         - - -
                                Series B              - - -         - - -

                                                                 Proxy Statement

                                               Amount and                                                   Combined
                                                Nature of                         % of Total Shares          Voting
Name and Address of              Title of      Beneficial                            Outstanding             Power
Beneficial Owner (1)             Class (2)  Ownership (2) (#) % of Class (2)(%) (Class A & B) (2) (%)  (Class A & B) (2) (%)
--------------------             ---------  ----------------- ----------------- ---------------------  ---------------------
                                                                                    I        II             I        II
                                                                                   ---      ----           ---      ----
Ronald R. Beaumont               Class A              - - -         - - -        - - -     - - -         - - -     - - -
                                 Class B              - - -         - - -
                                Series B              - - -         - - -

Donne F. Fisher                  Class A    356,085 (11,12)             *          1.6       1.5           5.5       5.3
                                 Class B    437,688 (11,12)          11.2
                                Series B              - - -         - - -

William P. Glasgow               Class A        21,204 (13)             *            *         *             *         *
                                 Class B              - - -         - - -
                                Series B              - - -         - - -

G. Wilson Hughes                 Class A       637,092 (14)           1.3          1.2       1.2             *         *
                                 Class B         2,766 (14)             *
                                Series B              - - -         - - -

John M. Lowber                   Class A       398,505 (15)             *            *         *             *         *
                                 Class B         6,289 (15)             *
                                Series B              - - -         - - -

Stephen R. Mooney                Class A              - - -         - - -        - - -     - - -         - - -     - - -
                                 Class B              - - -         - - -
                                Series B              - - -         - - -

Carter F. Page                   Class A     82,049 (11,16)             *            *         *           2.3       2.2
                                 Class B            186,923           4.8
                                Series B              - - -         - - -

Larry E. Romrell                 Class A              - - -         - - -            *         *             *         *
                                 Class B                328             *
                                Series B              - - -         - - -

James M. Schneider               Class A        48,750 (11)             *            *         *             *         *
                                 Class B              - - -         - - -
                                Series B              - - -         - - -

Dana L. Tindall                  Class A       235,257 (17)             *            *         *             *         *
                                 Class B         3,823 (17)             *
                                Series B              - - -         - - -

                                                                 Proxy Statement

                                               Amount and                                                   Combined
                                                Nature of                         % of Total Shares          Voting
Name and Address of              Title of      Beneficial                            Outstanding             Power
Beneficial Owner (1)             Class (2)  Ownership (2) (#) % of Class (2)(%) (Class A & B) (2) (%)  (Class A & B) (2) (%)
--------------------             ---------  ----------------- ----------------- ---------------------  ---------------------
                                                                                    I        II             I        II
                                                                                   ---      ----           ---      ----
All Directors and Executive      Class A     3,692,900 (18)           7.6          9.9       9.3          21.5      20.6
  Officers As a Group            Class B     1,502,248 (18)          38.4
  (15 Persons)                  Series B        20,000 (18)           100

------------------------

   * Represents beneficial ownership of less than 1% of the corresponding class or series stock.

   1 Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of stock of the Company that a person has the right to acquire within 60 days of the Record Date are deemed to be beneficially owned by such person and are included in the computation of the ownership and voting percentages only of such person. Each person has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the footnotes to the table.

   2 "Title of Class" includes Company Class A common stock, Class B common stock and Series B preferred stock. "Amount and Nature of Beneficial Ownership" and "% of Class" are given for each class or series of stock. "% of Total Shares Outstanding" and "Combined Voting Power" are given
        (a) under column I as excluding Series B preferred stock outstanding and
        (b) under column II as including Series B preferred stock outstanding and on an as-converted to Class A common stock basis at the conversion price set in the Preferred Stock Offering, i.e., $5.55 per share of Series B preferred stock. Using this ratio and as of the Record Date, the 20,000 shares of Series B preferred stock (excluding accrued dividends payable in cash or in Class A common stock to that date) would convert to 3,603,603 shares. Using this ratio, the 5,000 shares of Series B preferred stock held by Prime VIII, L.P. are equivalent to 900,901 shares of Class A common stock, and the 15,000 shares of Series B preferred stock held by Toronto Dominion Investments, Inc. are equivalent to 2,702,702 shares of Class A common stock.

   3 Each of these persons is a party to Voting Agreement and can be deemed a beneficial owner of all of the 9,498,608 shares of Class A common stock and 2,030,591 shares of Class B common stock that are subject to the Voting Agreement. See, within this section, "--Changes in Control." MCI WorldCom reported shared voting and investment power with respect to shares held by it that are subject to the Voting Agreement. Messrs. Duncan and Walp reported shared voting power with respect to shares held by each of them that were subject to the Voting Agreement.

   4 Includes 110,913 shares of Class A common stock and 6,254 shares of Class B common stock allocated to Mr. Duncan under the Stock Purchase Plan. Does not include 195,331 shares of Class A common stock held by the Company in treasury pursuant to deferred compensation agreements with the Company. See, "Management of Company: Executive Compensation." Does not include 18,560 shares of Class A common stock or 8,242 shares of Class B common stock held by the Amanda Miller Trust, with respect to which Mr. Duncan has no voting or investment power. Does not include 5,760 shares of Class A common stock or 27,020 shares of Class B common stock held by Dani Bowman, Mr. Duncan's wife, of which Mr. Duncan disclaims beneficial ownership.

   5 Includes 38,229 shares of Class A common stock and 2,408 shares of Class B common stock allocated to Mr. Walp under the Stock Purchase Plan. Includes 723 shares of Class A common stock which Mr. Walp has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.

   6 Does not include shares allocated to Messrs. Duncan and Walp under the Stock Purchase Plan.

   7 Includes 76,688 shares of Class A and 620,608 shares of Class B common stock owned by Magness FT Investment Company, LLC of which Mr. Magness owns a 50% interest.

   8 Includes 177,324 shares of Class A and 198,440 shares of Class B common stock owned by Magness Securities, LLC of which Mr. Magness owns a 50% interest.

                                                                 Proxy Statement
                                                                         Page 62

   9    Excludes accrued dividends.

   10 Includes 136,808 shares which Mr. Behnke has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Does not include 9,055 shares of Company Class A common stock held in treasury by the Company pursuant to the Behnke deferred compensation agreement.

   11 Includes 18,750 shares of Company Class A common stock each to Messrs. Fisher, Page, and Schneider which they each respectively have the right to acquire within 60 days of the Record Date by the exercise of respective stock options.

   12 Includes 300,200 shares of Class A and 225,000 shares of Class B common stock owned by Fisher Capital Partners, Ltd., the corporate general partner of which is controlled by Mr. Fisher.

   13 Does not include shareholdings of Prime II Management, Inc. and its affiliate Prime Management, whose shareholdings included 278,031 shares of Company Class A common stock and a warrant to purchase 425,000 shares of Class A common stock, does not include 5,000 shares of Company Series B preferred stock held by Prime VIII, L.P., and does not include 158 shares beneficially owned by minor children of Mr. Glasgow. Mr. Glasgow claims not to have or share investment control of the shares held by these entities, and he disclaims any beneficial ownership of the shares held by these entities or held by his children.

   14 Includes 330,000 shares of Class A common stock which Mr. Hughes has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 43,092 shares of Class A common stock and 2,766 shares of Class B common stock allocated to Mr. Hughes under the Stock Purchase Plan. Does not include 47,437 shares of Class A common stock held in treasury by the Company pursuant to the Hughes Agreement. See, "Management of Company: Employment and Deferred Compensation Agreements."

   15 Includes 255,141 shares which Mr. Lowber has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 35,719 shares of Class A common stock and 6,019 shares of Class B common stock allocated to Mr. Lowber under the Stock Purchase Plan.

   16 Does not include 8,550 shares of Class A and 21,825 shares of Class B common stock held in trust for the benefit of Mr. Page's grandchildren of which Mr. Page disclaims beneficial ownership. The trustee of the trust is Keith Page, Mr. Page's son.

   17 Includes 185,262 shares which Ms. Tindall has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 49,736 shares of Class A common stock and 3,823 shares of Class B common stock allocated to Ms. Tindall under the Stock Purchase Plan.

   18 Includes 965,992 shares of Class A common stock which such persons have the right to acquire within 60 days of the Record Date through the exercise of vested stock options. Includes 303,206 shares of Class A common stock and 24,425 shares of Class B common stock allocated to such persons under the Stock Purchase Plan. Does not include ownership of parties to the Voting Agreement other than Messrs. Duncan and Walp. Excludes, as of the Record Date, all of the outstanding Series B Preferred Stock (on an as-converted basis to Company Class A common stock) owned by an affiliate of Mr. Lattanzio and the other party (Prime VIII, L.P.) to the Preferred Stock Offering who recommended Mr. Lattanzio to be on the Board under the terms of that offering.
------------------------

Changes in Control

         Preferred Stock Offering. With the Company's sale of the Series B preferred stock pursuant to the Preferred Stock Offering as described elsewhere in this Proxy Statement, the purchasers of those shares now have the right to vote on all matters presented for vote to the holders of Company Class A common stock on an as-converted basis. In addition, the holders of the outstanding Series B preferred stock have limited voting rights as a class or otherwise to require the Company to request their

                                                                 Proxy Statement
consent on specific actions which might be taken including amending the Articles, restructuring the Company (only becomes effective with the adoption of the Article Amendments, their filing with the Alaska Department of Community and Economic Development and the issuance of a certificate of amendment by that department), paying dividends, and redeeming stock. Under the present Articles and the Article Amendments, the Class A common stock and Class B common stock vote for directors and on such specific actions, as one class, with limited exceptions as set forth in the Alaska Corporations Code. These exceptions include action to amend the articles of incorporation of a corporation in certain specific areas including changes in the designations, preferences, limitations, or relative rights of shares of the class.

         Under the terms of the Preferred Stock Offering, holders of the outstanding Series B preferred stock have the right to convert their shares into Class A common stock of the Company at a specified conversion price, as adjusted. As of the Record Date the conversion price was $5.55 per share. Using that conversion price and assuming the conversion of all of the outstanding Series B preferred stock as of the Record Date, the stock could be converted into 3,603,603 shares of Class A common stock of the Company (excluding dividends accrued through that date) which would constitute approximately 7.1% of its outstanding Class A common stock.

         As a part of the terms of the Preferred Stock Offering, the Board increased its size by one director to ten directors and appointed Mr. Shipman to fill that new position at the recommendation of the holders of the outstanding Series B preferred stock. In April 2000, Mr. Shipman tendered his resignation from the Board for personal reasons, unrelated to the Company. Later in that month, the Board was requested by the holders of the Series B preferred stock to nominate Mr. Lattanzio as a director. Under the terms of that offering, the Board must take the recommendation of the holders in filling any subsequent vacancy in that position. Should the holders of common stock of the Company in subsequent shareholder meetings not elect that individual or another individual proposed by the holders of the Series B preferred stock, those holders would have the right to appoint an observer at the meetings of the Board and other observer rights relating to the Board as described elsewhere in the Proxy Statement.

         The terms of the Preferred Stock Offering further provide that the rights of holders of the Series B preferred stock relating to the Board seat and observer are to remain effective so long as any of that stock remains outstanding. See, "Company Annual Meeting: Article Amendments" and "Certain
Transactions: Series B Preferred Stock."

         Voting Agreement. As of the Record Date, the Voting Agreement provided, in part, that the voting stock of the parties to it will each be voted at shareholder meetings as a block in favor of two nominees proposed by MCI WorldCom (succeeding to the

                                                                 Proxy Statement
rights of MCI Telecommunications Corporation) and one nominee each for Messrs. Duncan and Walp. In addition, these parties to the agreement agreed under certain conditions, to vote for one nominee to the Board recommended by Prime Management. As of the Record Date and since Mr. Glasgow (Prime Management's nominee in past annual meetings) was not up for election at the Annual Meeting, the Company did not expect that Prime Management would submit a nominee for the Annual Meeting. See, "Management of Company: Voting Agreement."

         Pledged Assets and Securities. The obligations of the Company under its credit facilities are secured by substantially all of the assets of the Company and its direct and indirect subsidiaries. Upon a default by the Company under such agreements, the Company's lenders could gain control of the assets of the Company, including the capital stock of the Company's subsidiaries. The Company has been at all times since January 1, 1999 and up through the Record Date, in compliance with all material terms of these credit facilities. These obligations and pledges are further described in the Annual Report. See, "Annual Report."

         Senior Notes. On August 1, 1997, GCI, Inc., an Alaska corporation and wholly-owned subsidiary of the Company, publicly sold $180 million of unsecured 9.75% senior notes ("Senior Notes"). The Senior Notes are due in 2007. GCI, Inc. was formed specifically to issue the Senior Notes. The Senior Notes are subject to the terms of an indenture ("Indenture") entered into by GCI, Inc. Upon the occurrence of a change of control, as defined in the Indenture, GCI, Inc. is required to offer to purchase the Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest.

         The Indenture provides that the Senior Notes are redeemable at the option of GCI, Inc. at specified redemption prices commencing in 2002. In addition, prior to August 1, 2000, GCI, Inc. is permitted to redeem up to 33-1/3% of the Senior Notes out of the net cash proceeds of one or more public equity offerings. The terms of the Senior Notes contain limitations on the ability of GCI, Inc. and its restricted subsidiaries to incur additional indebtedness, limitations on investments, payment of dividends and other restricted payments and limitations on liens, asset sales, mergers, transactions with affiliates and operation of unrestricted subsidiaries. The Indenture also limits the ability of GCI, Inc. and its restricted subsidiaries to enter into or allow to exist specified restrictions on the ability of GCI, Inc. to receive distributions from restricted subsidiaries.

         For purposes of the Indenture and the Senior Notes, the restricted subsidiaries consist of all direct or indirect subsidiaries of the Company, with the exception of the unrestricted subsidiaries. As of the Record Date, the unrestricted subsidiaries were entities formed by the Company in conjunction with its Fiber Facility as described in the Company's Annual Report. These unrestricted subsidiaries consisted of GCI Transport

                                                                 Proxy Statement

Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., Fiber Hold Co., Inc. and Alaska United Fiber System Partnership. See, "Annual Report."

         Both the Company and GCI, Inc. have since January 1, 1999 and up through the Record Date been in compliance with all material terms of the Indenture including making timely payments on the obligations of GCI, Inc.



                        LITIGATION AND REGULATORY MATTERS

         The Company was, as of the Record Date, involved in several administrative and civil action matters primarily related to its telecommunications markets in Alaska and the remaining 49 states and other regulatory matters. These actions are discussed in the Company's Annual Report. See, "Annual Report."



                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company Board retained KPMG LLP as the independent certified public accountants for the Company during the fiscal year ended December 31, 1999. It is anticipated that the Board will appoint KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement, if so desired, and will be able to respond to appropriate questions.



                                  ANNUAL REPORT

         The Annual Report to shareholders of the Company in the form of Form 10-K (as amended by Form 10-K/A) for the year ended December 31, 1999 is enclosed with this Proxy Statement. Exhibits to that Form 10-K, as amended, are not enclosed. However, that form includes a list briefly describing all of those exhibits. In addition, the Company will furnish a copy of an exhibit to a Shareholder upon written request to the Company and payment of a fee to cover the Company's expenses in furnishing that exhibit. Request for exhibits are to be addressed to the Company as follows: General Communication, Inc., 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, ATTN: Corporate Secretary.

                                                                 Proxy Statement

                          FUTURE SHAREHOLDER PROPOSALS

         Certain matters are required to be considered at an annual meeting of shareholders of the Company, e.g., the election of directors. From time to time, the board of directors of the Company may wish to submit to those shareholders other matters for consideration. Additionally, those shareholders may be asked to consider and take action on proposals submitted by shareholders who are not members of management that cover matters deemed proper under regulations of the Securities and Exchange Commission and applicable state laws.

         All proposals of shareholders of the Company intended to be presented at the 2001 annual meeting of shareholders must be received by the Company not later than December 29, 2000 for inclusion in the Company's 2001 proxy statement and form proxy relating to the 2001 annual meeting. Upon timely receipt of such a proposal, the Company will determine whether to include that proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

         The Company's Bylaws contain advance notice provisions relating to proposals of business and nominations of directors at meetings of shareholders. Under the Bylaws, in order for a shareholder to nominate a candidate for director at an annual meeting, timely notice of the nomination must be given to and received by the Company in advance of the meeting. Ordinarily, such notice must be given and received not less than 120 nor more than 150 days before the first anniversary of the preceding year's annual meeting (or between November 29, 2000 and December 29, 2000 for the Company's 2001 annual shareholder meeting).

         In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from that anniversary date, then that notice must be given and received not earlier than 150 days prior to that annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of that meeting is first made. In certain cases, notice may be delivered and received later if the number of directors to be elected to the board of directors is increased.

         The shareholder submitting the notice of nomination must describe various matters as specified in the Bylaws, including the name and address of each proposed nominee, his or her occupation and number of shares held, and certain other information.

                                                                 Proxy Statement

         In order for a shareholder to bring other business before an annual meeting of shareholders, timely notice must be given to and received by the Company within the time limits described. That notice must include a description of the proposed business (which must otherwise be a proper subject for action by the shareholders), the reasons for that other business and other matters specified in the Bylaws. The Board or the presiding officer at the meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. The Articles and Bylaws also set forth specific requirements and limitations applicable to nominations and proposals at special meetings of shareholders.

         A shareholder making a nomination must be a person who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. A shareholder who wishes to present a proposal of business at the meeting must, in addition to the previous requirements, be a person who has continuously held at least $2,000 in market value, or at least 1%, of the Company's securities entitled to be voted on the matter at the meeting for at least one year by the date of submission of the proposal to the Company for inclusion on the agenda of the meeting. Any such notice must be given to the Secretary of the Company, whose address is as follows: General Communication, Inc., 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, ATTN: Corporate Secretary. Any shareholder desiring a copy of the Articles or Bylaws will be furnished a copy without charge upon written request to the Secretary.

         The time limits described previously also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission's requirements that a shareholder must meet to have a proposal included in the Company's proxy statement for an annual meeting.

         Management carefully considers all proposals and suggestions from shareholders. When adoption of a suggestion or proposal is clearly in the best interest of the Company and the shareholders generally and does not require shareholder approval, it is usually adopted by the Board, if appropriate, rather than being included in management's proxy statement.

                                                                 Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. n/a)

Filed by the Registrant                  [X]
Filed by a Party other than Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

     General Communication, Inc.
     ...........................................................................
         (Name of Registrant as Specified in Its Charter)
     N/A
     ...........................................................................
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:.......
     2)   Aggregate number of securities to which transaction applies:..........

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fees is calculated and state how it was determined):...........

     4)   Proposed maximum aggregate value of transaction:......................

     5)   Total fee paid:.......................................................

     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:...............................................

     2)   Form, Schedule or Registration Statement No.:.........................

     3)   Filing Party:.........................................................

     4)   Date Filed:...........................................................